EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            BLACKHAWK BANCORP, INC.
                            DUNC MERGER CORPORATION
                                      and
                                   DUNC Corp.
                           DATED AS OF MARCH 17, 2003

                               TABLE OF CONTENTS
                                                             Page

     RECITALS..................................................1

ARTICLE I......................................................1
     1.1 Acquisition...........................................1
     1.2 Acquisition Proposal..................................2
     1.3 Affiliate.............................................2
     1.4 Agreement.............................................2
     1.5 Announcement..........................................2
     1.6 Bank..................................................2
     1.7 BHCA..................................................2
     1.8 BIF...................................................2
     1.9 Blackhawk.............................................2
     1.10 Blackhawk and Merger Corp. Closing Certificate.......2
     1.11 Blackhawk Counsel Opinion............................2
     1.12 BSB..................................................3
     1.13 Buildings............................................3
     1.14 CERCLA...............................................3
     1.15 Closing..............................................3
     1.16 Closing Date.........................................3
     1.17 Code.................................................3
     1.19 Contracts............................................3
     1.20 Control..............................................3
     1.21 DunC.................................................3
     1.22 DunC Closing Capital.................................3
     1.23 DunC Closing Capital Measurement Date................3
     1.24 DunC Closing Certificate.............................3
     1.25 DunC Common Stock....................................4
     1.26 DunC Counsel Opinion.................................4
     1.27 DunC Disclosure Schedule.............................4
     1.28 DunC Executives......................................4
     1.29 DunC Existing Contracts..............................4
     1.30 DunC Existing Employment Agreements..................4
     1.31 DunC Existing Indebtedness...........................4
     1.32 DunC Existing Insurance Policies.....................4
     1.33 DunC Existing Investment Securities..................4
     1.34 DunC Existing Liens..................................5
     1.35 DunC Existing Litigation.............................5
     1.36 DunC Existing Permits................................5
     1.37 DunC Existing Plans..................................5
     1.38 DunC Meeting.........................................5
     1.39 DunC Profit Sharing Plan.............................5
     1.40 DunC Proxy Statement.................................5
     1.41 DunC Real Estate.....................................5
     1.42 DunC Replacement Employment Agreement................5
     1.43 DunC Reports.........................................5
     1.44 DunC Shareholders....................................5
     1.45 DunC Subsidiaries....................................6
     1.46 Effective Time.......................................6
     1.47 Employee Benefit Plans...............................6
     1.48 Environmental Claim, Environmental Hazardous
          Material, Environmental Laws, Environmental
          Permits and Environmental Release....................6
     1.49 Equipment............................................6
     1.50 ERISA................................................6
     1.51 FDIC.................................................6
     1.52 Financial Information................................6
     1.53 FRB..................................................6
     1.54 IBCA.................................................6
     1.55 Illinois Bank Regulatory Authority...................6
     1.56 Indebtedness.........................................6
     1.57 Information..........................................7
     1.58 Investment Securities................................7
     1.59 IRS..................................................7
     1.60 Law..................................................7
     1.61 Lien.................................................7
     1.62 Material Adverse Effect..............................7
     1.63 Merger...............................................7
     1.64 Merger Corp..........................................7
     1.65 Merger Per Share Consideration.......................7
     1.66 Merger Stock.........................................7
     1.67 Merger Total Consideration...........................7
     1.68 Paying Agent.........................................7
     1.69 Payment Fund.........................................8
     1.70 Permits..............................................8
     1.71 Permitted Liens......................................8
     1.72 Person...............................................8
     1.73 Regulatory Approvals.................................8
     1.74 Restructuring........................................8
     1.75 Subsidiary...........................................8
     1.76 Surviving Corporation................................8
     1.77 WBCL.................................................8
     1.78 Wisconsin Bank Regulatory Agency.....................8

ARTICLE II.....................................................8
     2.1 The Merger............................................8
     2.2 Effect of the Merger..................................9
     2.3 Effective Time........................................9
     2.4 Articles and Bylaws of Surviving Corporation..........9
     2.5 Charter and Bylaws of the Bank; Offices of the Bank..10
     2.6 Directors and Officers of Surviving Corporation......10
     2.7 Merger Total Consideration Adjustments...............10
     2.8 Conversion of DunC Common Stock......................12
     2.9 Conversion of Stock of Merger Corp...................12
     2.10 Meeting of DunC Shareholders........................12
     2.11 Payment of Merger Total Consideration...............13
     2.12 Surrender of Certificates...........................13
     2.13 Subsequent Restructuring............................15
     2.14 Anti-Dilution Provisions............................15

ARTICLE III...................................................15
     3.1 Access...............................................15
     3.2 DunC's Disclosure Schedule...........................15
     3.3 Duties Concerning Representations....................16
     3.4 Deliveries of Information; Consultation..............16
     3.5 Letter of DunC's Accountants.........................18
     3.6 Legal Conditions to Merger...........................18
     3.7 Announcements........................................18
     3.8 Best Efforts.........................................18
     3.9 Employment Agreements................................18
     3.10 Employee Benefit Matters............................18
     3.11 Confidentiality.....................................19
     3.12 Conformance to Loan Policies and Reserve Policies...20
     3.13 Conduct of Blackhawk's Business.....................20
     3.14 Break-Up Fee........................................20
     3.15 Board of Directors and Shareholder
          Meetings; Certain Notices...........................20

ARTICLE IV....................................................21
     4.1 Organization and Qualification; Subsidiaries.........21
     4.2 Articles of Incorporation and Bylaws.................22
     4.3 Capitalization.......................................22
     4.4 Authorization:Enforceability.........................23
     4.5 No Violation or Conflict.............................23
     4.6 Title to Assets; Leases..............................23
     4.7 Litigation...........................................23
     4.8 Reports; Books and Records...........................24
     4.9 Absence of Certain Changes...........................24
     4.10 Buildings and Equipment.............................25
     4.11 DunC Existing Contracts.............................25
     4.12 Performance of DunC Existing Contracts..............26
     4.13 Contingent and Undisclosed Liabilities..............26
     4.14 DunC Existing Insurance Policies....................27
     4.15 Employee Benefit Plans..............................27
     4.16 No Violation of Law.................................28
     4.17 Brokers.............................................28
     4.18 Taxes...............................................28
     4.19 Real Estate.........................................29
     4.20 Governmental Approvals..............................30
     4.21 No Pending Acquisitions.............................30
     4.22 Labor Matters.......................................30
     4.23 Indebtedness........................................31
     4.24 DunC Existing Permits...............................31
     4.25 Disclosure..........................................31
     4.26 Information Supplied................................31
     4.27 Vote Required.......................................32
     4.28 Environmental Protection............................32
     4.29 Investment Securities...............................33

ARTICLE V.....................................................33
     5.1 Organization and Capitalization; Business............34
     5.2 Authorization; Enforceability........................34
     5.3 No Violation or Conflict.............................35
     5.4 Litigation...........................................35
     5.5 Brokers..............................................35
     5.6 Governmental Approvals...............................35
     5.7 Disclosure...........................................35
     5.8 Information Supplied.................................35
     5.9 Cash Payment.........................................35

ARTICLE VI....................................................36
     6.1 Carry on in Regular Course...........................36
     6.2 Use of Assets........................................36
     6.3 No Default...........................................36
     6.4 Existing Insurance Policies..........................36
     6.5 Employment Matters...................................36
     6.6 Contracts and Commitments............................36
     6.7 Liabilities; Indebtedness; Investments...............36
     6.8 Preservation of Relationships........................37
     6.9 Compliance with Laws and Policies....................37
     6.10 Taxes...............................................37
     6.11 Amendments..........................................37
     6.12 Issuance of Stock; Dividends; Redemptions...........37
     6.13 Policy Changes......................................37
     6.14 Specific Loans Matters..............................37
     6.15 Acquisition Transaction.............................37
     6.16 Branches............................................38

ARTICLE VII...................................................38
     7.1 Conditions to Each Parties Obligations
         to Effect the Merger.................................38
     7.2 Conditions to Obligation of
         Blackhawk and Merger Corp............................39
     7.3 Conditions to Obligation of DunC.....................42

ARTICLE VIII..................................................42
     8.1 Termination..........................................42
     8.2 Rights on Termination; Waiver........................43
     8.3 Survival of Representations,
         Warranties and Covenants.............................43
     8.4 Entire Agreement; Amendment..........................43
     8.5 Expenses.............................................44
     8.6 Governing Law........................................44
     8.7 Assignment...........................................44
     8.8 Notices..............................................44
     8.9 Counterparts; Headings...............................46
     8.10 Interpretation......................................46
     8.11 Severability........................................46
     8.12 Specific Performance................................46
     8.13 No Reliance.........................................46
     8.14 Further Assurances..................................46
     8.15 Waiver of Jury Trial................................47

EXHIBITS
     Exhibit 1  -   Form of Blackhawk and Merger Corp. Closing Certificate
     Exhibit 2  -   Form of Blackhawk Counsel Opinion
     Exhibit 3  -   [Reserved]
     Exhibit 4  -   Form of DunC Replacement Employment Agreement
     Exhibit 5  -   Form of DunC Closing Certificate
     Exhibit 6  -   Form of DunC Counsel Opinion
     Exhibit 7  -   Form of DunC Closing Capital Calculation

                          AGREEMENT AND PLAN OF MERGER

 THIS AGREEMENT AND PLAN OF MERGER is made as of this 17th day of March, 2003 by and among BLACKHAWK BANCORP, INC. ("Blackhawk"), DUNC MERGER CORPORATION ("Merger Corp.") and DUNC CORP. ("DunC").

                                    RECITALS

 WHEREAS, the respective Boards of Directors of Blackhawk, Merger Corp. and
DunC have approved this Agreement by the requisite vote imposed by Law, and deem it advisable and in the best interest of their respective institutions and stockholders to consummate the reorganization provided for herein, pursuant to which Merger Corp. will merge with and into DunC, the surviving corporation, and in connection therewith the stockholders of DunC will receive cash in exchange for their shares of DunC Common Stock; and

 WHEREAS, the Board of Directors of DunC has directed that this Agreement and the transactions described in this Agreement be submitted for approval by the DunC Shareholders at the DunC Meeting.

 NOW, THEREFORE, in consideration of the Recitals and of the Blackhawk covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                   ARTICLE I
                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

 1.1  Acquisition.  "Acquisition" shall mean any of the following involving
      -----------
DunC, the Bank or any other DunC Subsidiary, other than the Merger:

          (a) any merger, consolidation, share exchange, business combination or other similar transaction;

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of assets in a single transaction or series of related transactions;

          (c) any sale of 10% or more of the outstanding shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or an agreement or instrument evidencing, the right to acquire capital stock);

          (d) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock;

          (e) the filing of an acquisition application (or the giving of acquisition notice), whether in draft or final form, under BHCA with respect to DunC or the Bank;

          (f) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock; or

          (g) any public announcement of a proposal, plan or intention to do any of the foregoing.

 1.2  Acquisition Proposal.  "Acquisition Proposal" shall mean the
      --------------------
 making of any proposal by any Person concerning an Acquisition.

 1.3  Affiliate.  "Affiliate" shall mean, with respect to any Person,
      ----------
any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first Person, including without limitation all directors and executive officers of the first Person.

 1.4  Agreement.  "Agreement" shall mean this Agreement and Plan of Merger,
      ----------
together with the Exhibits attached hereto and together with the DunC Disclosure Schedule, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

 1.5  Announcement.  "Announcement" shall mean any public notice, release,
      -------------
statement or other communication to employees, suppliers, distributors, customers, members, stockholders, the general public, the press or any securities exchange or securities quotation system relating to the negotiation and preparation of this Agreement or the transactions contemplated hereby.

 1.6  Bank.  "Bank" shall mean First Bank, bc, an Illinois banking
      -----
corporation which is a wholly-owned subsidiary of DunC.

 1.7  BHCA.  "BHCA" shall mean the Bank Holding Company Act of 1956, as
      -----
amended, including the rules and regulations of the FRB promulgated thereunder.

 1.8  BIF.  "BIF" shall mean the Bank Insurance Fund of the FDIC.
      ----

 1.9  Blackhawk.  "Blackhawk" shall mean Blackhawk Bancorp, Inc., a Wisconsin
      ----------
corporation which is registered as a bank holding company under the BHCA.

 1.10  Blackhawk and Merger Corp. Closing Certificate. "Blackhawk and Merger
       -----------------------------------------------
Corp. Closing Certificate" shall mean the Closing Certificate of Blackhawk and Merger Corp. in substantially the form of Exhibit 1 attached to this Agreement.
                                          ---------

 1.11  Blackhawk Counsel Opinion.  "Blackhawk Counsel Opinion" shall mean the
       --------------------------
opinion of Quarles & Brady LLP in substantially the form of Exhibit 2 attached
                                                            ---------
to this Agreement.

 1.12  BSB. "BSB" shall mean Blackhawk State Bank, a Wisconsin chartered bank
       ---
which is a wholly-owned subsidiary of Blackhawk.

 1.13  Buildings.  "Buildings" shall mean all buildings, fixtures, structures
       ----------
and improvements (including without limitation stand-alone automated teller machines or similar devices) used by DunC or an Affiliate and located on the DunC Real Estate.

 1.14  CERCLA.  "CERCLA" shall mean the Comprehensive Environmental Response,
       -------
Compensation and Liability Act of 1980, as the same may be in effect from time to time.

 1.15  Closing.  "Closing" shall mean the conference to be held at 10:00 A.M.,
       --------
Central Time, on the Closing Date at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

 1.16  Closing Date.  "Closing Date" shall mean the date of the Effective Time
       -------------
or such other date as the parties may mutually agree to in writing.

 1.17  Code.  "Code" shall mean the Internal Revenue Code of 1986, as the same
       -----
may be in effect from time to time.

 1.18  [Reserved]

 1.19  Contracts.  "Contracts" shall mean all of the contracts, agreements,
       ----------
leases, relationships and commitments, written or oral, to which the relevant Person is a party or by which it is bound.

 1.20  Control.  "Control," as used with respect to any Person, shall mean the
       --------
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. "Control," as used with respect to securities or other property, shall mean the power to exercise or direct the exercise of any voting rights associated therewith, or the power to dispose or direct the disposition thereof, or both.

 1.21  DunC.  "DunC" shall mean DunC Corp., an Illinois corporation which is
       -----
registered as a bank holding company under the BHCA.

 1.22  DunC Closing Capital.  "DunC Closing Capital" shall mean DunC's capital
       ---------------------
as of 11:59 p.m. on the DunC Closing Capital Measurement Date as determined in accordance with Exhibit 7 attached to this Agreement.
                ---------

 1.23  DunC Closing Capital Measurement Date.  "DunC Closing Capital
       --------------------------------------
Measurement Date" shall mean the last day of the month immediately prior to the month containing the Effective Time.

 1.24  DunC Closing Certificate.  "DunC Closing Certificate" shall mean the
       -------------------------
Closing Certificate of DunC in substantially the form of Exhibit 5 attached to
                                                         ---------
this Agreement.

 1.25  DunC Common Stock.  "DunC Common Stock" shall mean all of the authorized
       ------------------
shares of common stock, no par value, of DunC.

 1.26  DunC Counsel Opinion.  "DunC Counsel Opinion" shall mean an opinion of
       ---------------------
Hinshaw & Culbertson in substantially the form of Exhibit 6 attached to this
                                                  ---------
Agreement.

 1.27  DunC Disclosure Schedule.  "DunC Disclosure Schedule" shall mean the
       -------------------------
disclosure schedule, dated the date of this Agreement, delivered by DunC to Blackhawk contemporaneously with the execution and delivery of this Agreement and as the same may be amended from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

 1.28  DunC Executives.  "DunC Executives" shall mean the individuals set
       ----------------
forth in the table below in their capacities as executive officers of DunC or the Bank, or both, as identified adjacent to their respective names:

                                          OFFICE(S) HELD IN
NAME OF EXECUTIVE                         DUNC AND THE BANK
-----------------                         -----------------
Donald Pratt                  Chairman and Chief Executive Officer of
                              DunC and the Bank
Dale Blachford                President of DunC and the Bank
Brenda White                  Vice President - Real Estate and
                              Secondary Mortgage of the Bank

 1.29  DunC Existing Contracts.  "DunC Existing Contracts" shall mean those
       ------------------------
Contracts which are listed and briefly described pursuant to Section 4.11 of this Agreement on the DunC Disclosure Schedule.

 1.30  DunC Existing Employment Agreements.  "DunC Existing Employment
       ------------------------------------
Agreements" shall mean the employment agreements by and between DunC and/or the Bank and each of the DunC Executives, each dated as of March 23, 2001 and amended on December 12, 2002.

 1.31  DunC Existing Indebtedness.  "DunC Existing Indebtedness" shall mean
       ---------------------------
all Indebtedness of DunC and the DunC Subsidiaries, all of which is listed and briefly described on the DunC Disclosure Schedule.

 1.32  DunC Existing Insurance Policies.  "DunC Existing Insurance Policies"
       ---------------------------------
shall mean all of the insurance policies in effect and owned by DunC or any DunC Subsidiary, all of which are listed and briefly described on the DunC Disclosure Schedule.

 1.33  DunC Existing Investment Securities.  "DunC Existing Investment
       ------------------------------------
Securities" shall mean Investment Securities of DunC and the DunC Subsidiaries, all of which are listed and briefly described on the DunC Disclosure Schedule.

 1.34  DunC Existing Liens.  "DunC Existing Liens" shall mean all Liens
       --------------------
affecting any of the assets and properties of DunC or any DunC Subsidiary, except for Liens for current taxes not yet due and payable and pledges to secure deposits, all of which are listed and briefly described on the DunC Disclosure Schedule.

 1.35  DunC Existing Litigation.  "DunC Existing Litigation" shall mean all
       -------------------------
pending or, to the knowledge of DunC, threatened claims, suits, audit inquiries, charges, workers compensation claims, litigation, arbitrations, proceedings, governmental investigations, citations and actions of any kind against DunC or any DunC Subsidiary, or affecting any assets or the business of DunC or any DunC Subsidiary, all of which are listed and briefly described on the DunC Disclosure Schedule.

 1.36  DunC Existing Permits.  "DunC Existing Permits" shall mean all Permits
       ----------------------
of DunC and all DunC Subsidiaries, all of which are listed and briefly described on the DunC Disclosure Schedule.

 1.37  DunC Existing Plans.  "DunC Existing Plans" shall mean all Employee
       --------------------
Benefit Plans of DunC and the DunC Subsidiaries, all of which are listed and briefly described on the DunC Disclosure Schedule.

 1.38  DunC Meeting.  "DunC Meeting" shall mean the special or annual
       -------------
meeting of the DunC Shareholders for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, and for such other purposes as may be necessary or desirable.

 1.39  DunC Profit Sharing Plan.  "DunC Profit Sharing Plan" shall mean the
       -------------------------
Bank Profit Sharing Plan, a tax qualified defined contribution plan covering substantially all full-time employees of DunC and the Bank.

 1.40  DunC Proxy Statement.  "DunC Proxy Statement" shall have the meaning
       ---------------------
specified in Section 2.10(b) of this Agreement.

 1.41  DunC Real Estate.  "DunC Real Estate" shall mean the parcels of real
       -----------------
property identified in the legal descriptions set forth in the DunC Disclosure Schedule.

 1.42  DunC Replacement Employment Agreement.  "DunC Replacement Employment
       --------------------------------------
Agreement" shall mean an employment agreement in substantially the form of
Exhibit 4 attached to this Agreement, to be entered into at the time of
---------
the execution of this Agreement and to be effective as of the Effective Time, by and between the Bank and any one or more of the DunC Executives other than Donald Pratt, all as provided in Section 3.9(b) of this Agreement.

 1.43  DunC Reports.  "DunC Reports" shall have the meaning specified in
       -------------
Section 4.8 of this Agreement.

 1.44  DunC Shareholders.  "DunC Shareholders" shall mean all Persons owning
       ------------------
shares of DunC Common Stock on the relevant date of inquiry.

 1.45  DunC Subsidiaries.  "DunC Subsidiaries" shall mean those Subsidiaries
       ------------------
of DunC listed on the DunC Disclosure Schedule pursuant to Section 4.1(c) of this Agreement.

 1.46  Effective Time.  "Effective Time" shall have the meaning specified in
       ---------------
Section 2.3 of this Agreement.

 1.47  Employee Benefit Plans.  "Employee Benefit Plans" shall mean any
       -----------------------
pension plan, profit sharing plan, bonus plan, incentive compensation plan, deferred compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees of the relevant Person.

 1.48  Environmental Claim, Environmental Hazardous Material, Environmental
       --------------------------------------------------------------------
Laws, Environmental Permits and Environmental Release. "Environmental Claim,"
------------------------------------------------------
"Environmental Hazardous Material," "Environmental Laws," "Environmental Permits" and "Environmental Release" shall have the meanings specified in
Section 4.28 of this Agreement.

 1.49  Equipment.  "Equipment" shall mean all equipment, boilers, furniture,
       ----------
fixtures, motor vehicles, furnishings, office equipment, computers and other items of tangible personal property owned by the relevant Person which are either presently used, or are used on the Closing Date, by the relevant Person in the conduct of its business.

 1.50  ERISA.  "ERISA" shall mean the Employee Retirement Income Security
       ------
Act of 1974, as the same may be in effect from time to time.

 1.51  FDIC.  "FDIC" shall mean the Federal Deposit Insurance Corporation.
       -----

 1.52  Financial Information.  "Financial Information" shall mean the (a)
       ----------------------
audited consolidated financial statements of DunC for the year ended
December 31, 2002, (b) the compiled financial statements of DunC for the years ended December 31, 2002, 2001 and 2000; (c) unaudited consolidated financial statements of DunC for the month ended February 28, 2003; (d) all monthly financial statements of the Bank to be delivered to Blackhawk pursuant to
Section 3.4(a)(iii) hereof; and (e) the transaction records of DunC for the periods from March 1, 2003 through the Closing Date.

 1.53  FRB.  "FRB" shall mean the Board of Governors of the Federal Reserve
       ----
System.

 1.54  IBCA.  "IBCA" shall mean the Illinois Business Corporation Act.
       -----

 1.55  Illinois Bank Regulatory Authority.  "Illinois Bank Regulatory
       -----------------------------------
Authority" shall mean the Office of Banks and Real Estate Division of Commercial Bank Supervision for the State of Illinois.

 1.56  Indebtedness.  "Indebtedness" shall mean all liabilities or
       -------------
obligations (except deposit accounts) of the relevant Person, whether primary or secondary, absolute or contingent: (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of the relevant Person.

 1.57  Information.  "Information" shall refer to the financial and other
       ------------
business information, whether in written or oral form, furnished to Blackhawk or any of its Affiliates by DunC or any of the DunC Subsidiaries.

 1.58  Investment Securities.  "Investment Securities" shall mean all
       ----------------------
investment securities of the relevant Person permitted to be held by the relevant Person under Law.

 1.59  IRS.  "IRS" shall mean the United States Internal Revenue Service.
       ----

 1.60  Law.  "Law" shall mean any federal, state, local or other law, rule,
       ----
regulation, policy or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder by any regulatory agencies or other Persons.

 1.61  Lien.  "Lien" shall mean, with respect to any asset:  (a) any
       -----
mortgage, pledge, lien, charge, claim, restriction, reservation, condition, easement, covenant, lease, encroachment, title defect, imposition, security interest or other encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

 1.62  Material Adverse Effect.  "Material Adverse Effect" shall mean any
       ------------------------
change or effect that is or is reasonably likely to be materially adverse to the relevant Person's business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities (including contingent liabilities) or prospects.

 1.63  Merger.  "Merger" shall mean the merger of Merger Corp. with and
       -------
into DunC pursuant to this Agreement.

 1.64  Merger Corp.  "Merger Corp." shall mean DunC Merger Corporation, an
       ------------
Illinois corporation organized as a wholly-owned subsidiary of Blackhawk specifically for the purpose of effecting the transactions contemplated by this Agreement.

 1.65  Merger Per Share Consideration.  "Merger Per Share Consideration"
       -------------------------------
shall mean the amount of the Merger Total Consideration divided by the number of shares of Merger Stock.

 1.66  Merger Stock.  "Merger Stock" shall mean the shares of DunC Common
       -------------
Stock outstanding as of the Effective Time.

 1.67  Merger Total Consideration.  "Merger Total Consideration" shall mean
       ---------------------------
Seven Million Two Hundred Thousand Dollars ($7,200,000), subject to the adjustments set forth herein.

 1.68  Paying Agent.  "Paying Agent" shall mean a bank or trust company
       -------------
selected by Blackhawk and reasonably satisfactory to DunC.

 1.69  Payment Fund.  "Payment Fund" shall have the meaning specified in
       -------------
Section 2.11 of this Agreement.

 1.70  Permits.  "Permits" shall mean all licenses, permits, approvals,
       --------
franchises, qualifications, permissions, agreements, orders, easements, consents, certificates and governmental authorizations required for the conduct of the business of the relevant Person.

 1.71  Permitted Liens.  "Permitted Liens" shall mean those DunC Existing Liens
       ----------------
which are expressly noted as Permitted Liens on the DunC Disclosure Schedule.

 1.72  Person.  "Person" shall mean a natural person, corporation, bank,
       -------
trust, partnership, association, governmental entity, agency or branch or department thereof, or any other legal entity.

 1.73  Regulatory Approvals.  "Regulatory Approvals" shall mean all of the
       ---------------------
approvals which are conditions precedent to consummating the Merger, as specified in Section 7.1(c) of this Agreement.

 1.74  Restructuring.  "Restructuring" shall mean the consolidation of DunC
       --------------
with and into Blackhawk and/or BSB and/or the consolidation of the Bank with and into BSB as described in Section 2.14 of this Agreement.

 1.75  Subsidiary.  "Subsidiary" shall mean any corporation, financial
       -----------
institution, joint venture, partnership, limited liability company, trust or other business entity: (i) 25% or more of any outstanding class of whose voting interests is directly or indirectly owned by the relevant Person, or is held by it with power to vote; (ii) the election of a majority of whose directors, trustees, general partners or comparable governing body is controlled in any manner by the relevant Person; or (iii) with respect to the management or policies of which the relevant Person has the power, directly or indirectly, to exercise a controlling influence. Subsidiary shall include an indirect Subsidiary of the relevant Person which is controlled in any manner specified above through one of more corporations or financial institutions which are themselves Subsidiaries.

 1.76  Surviving Corporation.  "Surviving Corporation" shall have the meaning
       ----------------------
specified in Section 2.1 of this Agreement.

 1.77  WBCL.  "WBCL" shall mean the Wisconsin Business Corporation Law.
       -----

 1.78  Wisconsin Bank Regulatory Agency.  "Wisconsin Bank Regulatory Agency"
       ---------------------------------
shall mean the Administrator of the Division of Banking of the Wisconsin Department of Financial Institutions.

                                   ARTICLE II
                                   THE MERGER

 2.1  The Merger.  This Agreement provides for the merger of Merger Corp. with
      -----------
and into DunC, whereby the Merger Stock outstanding as of the Effective Time will be converted to cash as described herein. As of the Effective Time, Merger Corp. will be merged with and into DunC which, as the surviving corporation (the "Surviving Corporation"), shall remain an Illinois business corporation registered under BHCA as a bank holding company and, in such capacity, shall be governed by the laws of the State of Illinois and federal laws applicable to registered bank holding companies, including rules and regulations of regulatory authorities thereunder. The separate existence of Merger Corp. shall thereupon cease. The Merger shall be effected pursuant to the provisions of federal law and the IBCA, and shall have the effects provided in the IBCA.

 2.2  Effect of the Merger.
      ---------------------

          (a) At the Effective Time, the effect of the Merger shall be as provided in the IBCA, including the effects described in Sections 2.2(b) and 2.2(c) of this Agreement.

          (b) The corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of both DunC and Merger Corp. shall be merged into and continued in the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith. The separate existence of Merger Corp., except insofar as otherwise specifically provided by Law, shall cease at the Effective Time, whereupon Merger Corp. and the Surviving Corporation shall be and become one single corporation.

          (c) At the Effective Time, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, assets, properties, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of DunC and Merger Corp., and all the rights, privileges, assets, properties, powers and franchises of DunC or Merger Corp. and all property, real, personal and mixed, tangible or intangible, and all debts due to DunC or Merger Corp. on whatever account, shall be vested in the Surviving Corporation; and all rights, privileges, assets, properties, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of DunC or Merger Corp.; and the title to or any interest in any real estate vested by deed or otherwise in DunC or Merger Corp. shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and Liens upon any property of either DunC or Merger Corp. shall be preserved unimpaired, and all debts, liabilities and duties of DunC or Merger Corp. shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

 2.3  Effective Time.  The consummation of the Merger shall be effected as
      ---------------
promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement and the determination of the DunC Closing Capital pursuant to Sections 2.7(a) or 2.7(b), as the case may be, of this Agreement. The Merger shall become effective on the date and time specified in Articles of Merger to be filed with the Illinois Secretary of State. The date and time on which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

 2.4  Articles and Bylaws of Surviving Corporation.
      ---------------------------------------------

          (a) The Articles of Incorporation of Merger Corp. as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with Law, except that the name of the corporation identified therein shall be changed to DunC Bancshares, Inc.

          (b) The Bylaws of Merger Corp. as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with Law, except that the name of the corporation identified therein shall be changed to DunC Bancshares, Inc.

 2.5  Charter and Bylaws of the Bank; Offices of the Bank.
      ----------------------------------------------------

          (a) The Articles and Bylaws of the Bank in force immediately prior to the Effective Time initially shall be the Articles and Bylaws of the Bank immediately following the Effective Time.

          (b) The location of the main office of the Bank immediately prior to the Effective Time initially shall continue as the main office of the Bank immediately following the Effective Time, and the location of each of the Bank's branch offices immediately prior to the Effective Time shall continue as a branch location of the Bank immediately following the Effective Time.

 2.6  Directors and Officers of Surviving Corporation.  As of the Effective
      ------------------------------------------------
Time, the duly qualified and acting directors and officers of Merger Corp. immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation.

 2.7  Merger Total Consideration Adjustments.
      ---------------------------------------

     (a) Promptly following the receipt by Blackhawk of the materials described in Section 3.4(a) for the month ending on the DunC Closing Capital Measurement Date, DunC and Blackhawk and, if requested, their respective accountants and other advisors, shall attempt to agree on the amount of the DunC Closing Capital. Along with such materials, DunC shall provide Blackhawk with its good faith calculation of the amount of the DunC Closing Capital (the "First Estimated DunC Closing Capital"). In the event DunC and Blackhawk agree on the amount of the DunC Closing Capital, the Merger Total Consideration shall be adjusted in accordance with subsection (c) below.

     (b) In the event that Blackhawk and DunC are unable to agree on the amount of the DunC Closing Capital within ten (10) days following Blackhawk's receipt of the materials described in subsection (a) above, the Closing shall proceed on the basis of the DunC Closing Capital as determined in good faith by Blackhawk (the "Second Estimated DunC Closing Capital"), the Merger Total Consideration shall be adjusted in accordance with subsection (c) below and the DunC Closing Capital shall be finally determined in accordance with subsection (d) below.

     (c) In the event that the DunC Closing Capital as agreed to by DunC and Blackhawk pursuant to subsection (a) above or as determined by Blackhawk pursuant to subsection (b) above is in excess of $4,782,000 (the "Upper DunC Closing Capital Amount"), the Merger Total Consideration shall increase by $1.00 for each $1.00 of excess; provided, that, the increase in the Merger Total Consideration shall not exceed $150,000 (the "Increase Cap"). If the Closing has not occurred by September 1, 2003, the Increase Cap shall increase by $25,000 for each month from September 1, 2003 through the Closing Date. In the event that the DunC Closing Capital as agreed to by DunC and Blackhawk pursuant to subsection (a) above or as determined by Blackhawk pursuant to subsection (b) above is less than $4,582,000 (the "Lower DunC Closing Capital Amount"), the Merger Total Consideration shall decrease by $1.538 for each $1.00 of shortfall.

     (d) In the event the Blackhawk and DunC do not agree on the amount of the DunC Closing Capital and the Closing proceeds pursuant to subsection (b) above, the DunC Closing Capital shall be determined by an independent accounting firm mutually acceptable to them. If Blackhawk and DunC are unable to agree on the choice of an accounting firm within ten (10) days following the Closing, they will select a nationally recognized accounting firm by lot (after excluding any such firm engaged by Blackhawk, DunC or their Affiliates) (the accounting firm selected is referred to herein as the "Arbitrating Accountant"). Each party will execute an engagement letter reasonably requested by the Arbitrating Accountant. Within ten (10) business days after the Arbitrating Accountants have been retained, Blackhawk and DunC may deliver to the Arbitrating Accountant and the other such information or documents it deems relevant to the calculation of the DunC Closing Capital and shall also provide the Arbitrating Accountants with such information and documents as the Arbitrating Accountants may request, in each case with appropriate notices or copies being provided to the other party. Based on such submissions and any additional information or documents requested by the Arbitrating Accountants, the Arbitrating Accountant in accordance with the terms of this Agreement shall make a written determination of the DunC Closing Capital no later than thirty (30) days following its engagement and such determination will be conclusive and binding upon the parties hereto; provided that the DunC Closing Capital as determined by the Arbitrating Accountant shall not be greater than the First Estimated DunC Closing Capital or less than the Second Estimated DunC Closing Capital. The fees of the Arbitrating Accountants shall be paid by Blackhawk, but fifty percent (50%) of such fees shall be deducted from the DunC Closing Capital. The DunC Closing Capital as determined by the Arbitrating Accountant, is referred to as the "Final DunC Closing Capital.

If the Final DunC Closing Capital is greater than the Second Estimated DunC Closing Capital, then Blackhawk shall promptly pay to the Paying Agent the following amount (the "Additional Capital Amount"):

               (A) if the Second Estimated DunC Closing Capital and the Final DunC Closing Capital are less than the Lower DunC Closing Capital Amount, then $1.58 for each $1.00 by which the Second Estimated DunC Closing Capital is less than the Final DunC Closing Capital;

               (B) if the Second Estimated DunC Closing Capital is less than the Lower DunC Closing Capital Amount and the Final DunC Closing Capital is greater than the Lower DunC Closing Capital Amount, then (1) $1.58 for each $1.00 by which the Second Estimated DunC Closing Capital is less than the Lower DunC Closing Capital Amount and (2) $1.00 for each $1.00 by which the Final DunC Closing Capital Amount is greater than the Upper DunC Closing Capital Amount, if any; provided that the amount of the increase pursuant to (2) shall not exceed the Increase Cap;

               (C) if the Second Estimated DunC Closing Capital is greater than the Lower DunC Closing Capital Amount but less than the Upper DunC Closing Capital Amount and the Final DunC Closing Capital is greater than the Upper DunC Closing Capital Amount, then $1.00 for each $1.00 by which the Final DunC Closing Capital is greater than the Upper DunC Closing Capital Amount; provided that the amount of such increase shall not exceed the Increase Cap;

               (D) if the Second Estimated DunC Closing Capital and the Final DunC Closing Capital are greater than the Upper DunC Closing Capital Amount, then $1.00 for each $1.00 by which the Final DunC Closing Capital exceeds the Second Estimated DunC Closing Capital; provided, that, the sum of the amount of such increase and the amount of the increase to the Merger Total Consideration pursuant to subsection (iii) above shall not exceed the Increase Cap; and

               (E) in all other circumstances, the Additional Capital Amount shall be $0.

 2.8  Conversion of DunC Common Stock.  At the Effective Time, and
      --------------------------------
without any action on the part of the holders thereof:

          (a) Each share of Merger Stock shall be converted into the right to receive cash in an amount equal to the Merger Per Share Consideration in the manner and form, and on the terms and conditions, set forth in this Agreement. All such shares of Merger Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive cash at the rate of the Merger Per Share Consideration.

          (b) Each share of DunC Common Stock held in the treasury of DunC or owned by DunC or any DunC Subsidiary for its own account (other than shares of DunC Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties) immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

 2.9  Conversion of Stock of Merger Corp. At the Effective Time, each share
      -----------------------------------
of common stock of Merger Corp. then issued and outstanding, without any action on the part of the holder thereof, shall be converted into one share of common stock of the Surviving Corporation.

 2.10  Meeting of DunC Shareholders.
       -----------------------------

          (a) DunC will promptly take all steps necessary to cause the DunC Meeting to be duly called, noticed, and held as soon as practicable and, in any event, no later than July 15, 2003 (unless postponed pursuant to Section 2.10(b) hereof), for the purpose of voting to approve this Agreement, the Merger and all matters related thereto. Subject to Section 2.10(c) of this Agreement, DunC will use its best efforts to secure the required approval of the DunC Shareholders.

          (b) In connection with the DunC Meeting, DunC will prepare and cause to be mailed to the DunC Shareholders a notice of the Meeting and a definitive proxy statement (together the "DunC Proxy Statement") as soon as practicable. Notwithstanding the foregoing, mailing of the DunC Proxy Statement shall be postponed until all of the conditions set forth in Sections 7.1(a) and 7.1(c) of this Agreement have been satisfied, unless the parties mutually agree that said mailing should be commenced notwithstanding that any one or more of such conditions has not been satisfied. In addition, the DunC Proxy Statement shall include DunC's audited consolidated financial statements for the year ended December 31, 2002 and no other financial statements for such year.

          Blackhawk and Merger Corp. shall provide DunC with any information for inclusion in the DunC Proxy Statement which is required by Law or which is reasonably requested by DunC. DunC shall consult with Blackhawk with respect to the DunC Proxy Statement and shall afford Blackhawk reasonable opportunity to comment thereon. If, at any time prior to the DunC Meeting, any event should occur relating to DunC which should be set forth in an amendment of, or a supplement to, the DunC Proxy Statement, DunC will promptly inform Blackhawk.
In each such case, DunC, with the cooperation of Blackhawk, will promptly prepare and mail such amendment or supplement and DunC shall consult with Blackhawk with respect to such supplement or amendment and shall afford Blackhawk reasonable opportunity to comment thereon prior to such mailing. DunC shall notify Blackhawk at least 48 hours prior to the mailing of the DunC Proxy Statement, or any amendment or supplement thereto, to the DunC Shareholders.

          (c) The DunC Proxy Statement shall include the recommendation of the Board of Directors of DunC in favor of the Merger; provided, however, that if the Board of Directors of DunC shall, in good faith and after consulting with legal counsel, determine that to make such a recommendation would be a violation of its fiduciary obligations under applicable Law, then the Board of Directors of DunC shall not be obligated to make any such recommendation. In addition, Blackhawk and DunC shall notify the Paying Agent of the Merger Per Share Consideration.

 2.11  Payment of Merger Total Consideration.  At the Closing and prior to
       --------------------------------------
the Effective Time, Blackhawk shall deliver to the Paying Agent, by a single wire transfer of immediately available funds to an account in the United States of America designated by the Paying Agent, an amount (such amount hereinafter referred to as the "Payment Fund") equal to the Merger Total Consideration. In addition, Blackhawk and DunC shall notify the Paying Agent of the Merger Per Share Consideration.

 2.12  Surrender of Certificates.
       --------------------------

          (a) Promptly after the Effective Time but no later than three (3) business days after the Effective Time, the Paying Agent shall deliver to each DunC Shareholder a form of letter of transmittal and instructions for use in effecting the surrender of Merger Stock certificates for payment. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed, the Paying Agent shall promptly pay to the DunC Shareholder entitled thereto, in cash, the Merger Per Share Consideration multiplied by the number of shares of Merger Stock covered by such surrendered certificates and transmittal letters.

          (b) Until surrendered, each outstanding certificate, which prior to the Effective Time represented shares of Merger Stock, shall be deemed to represent and evidence only the right to receive the consideration to be paid therefor as set forth in Section 2.7 of this Agreement and until such surrender, no cash shall be paid to the holder of such outstanding certificate in respect thereof.

          (c) If payment of cash is to be made to a Person other than the Person in whose name the certificate surrendered is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the Person requesting such payment shall (i) pay to the Paying Agent any transfer or other taxes required by reason of payment to a person other than the registered holder of the certificates surrendered, (ii) authorize the Paying Agent to deduct any such taxes from such payment, or (iii) establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (d) No interest shall accrue or be payable with respect to any amounts which any holder of shares of Merger Stock shall be entitled to receive pursuant to this Agreement. The Paying Agent shall be authorized to pay the Merger Per Share Consideration attributable to any certificate representing shares of Merger Stock which has been lost or destroyed upon receipt of evidence of ownership of the shares of Merger Stock represented thereby and of appropriate indemnification, in each case reasonably satisfactory to Blackhawk.

          (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Merger Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this Section 2.12 of this Agreement.

          (f) Any portion of the Payment Fund which remains undistributed to the shareholders of the Company six (6) months after the Effective Time shall be returned, at Blackhawk's request, by the Paying Agent to Blackhawk, which thereafter shall act as paying agent subject to the rights of holders of unsurrendered certificates of Merger Stock under this Article II and subject to applicable Law. Notwithstanding the foregoing, neither Blackhawk, the Paying Agent, nor any other party hereto shall be responsible or liable to any holder of Merger Stock for any cash delivered to any public official pursuant to any abandoned property, escheat or similar Law.

          (g) Blackhawk shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Merger Stock such amounts as Blackhawk is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Blackhawk, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Merger Stock in respect of which such deduction and withholding was made by Blackhawk.

          (h) The Paying Agent shall pay to each DunC Shareholders an amount equal to the Additional Capital Amount times a fraction, the numerator of which is the number of shares of Merger Stock owned by such DunC Shareholder and the denominator of which is the number of shares of Merger Stock. Such amount shall be payable: (i) to DunC Shareholders who have surrendered their DunC stock certificates prior to receipt by the Paying Agent of the Additional Capital Amount, as soon as practicable after receipt thereof and (ii) to DunC Shareholders who have not surrendered their DunC stock certificates prior to receipt by the Paying Agent of the Additional Capital Amount, at the time of the payment set forth in subsection (a) above.

 2.13  Subsequent Restructuring.  Concurrent with the Merger or promptly
       -------------------------
following the Effective Time, Blackhawk plans to consolidate DunC and the Bank with and into Blackhawk and BSB, respectively. Presently it is anticipated that the Restructuring will be completed by liquidating DunC and distributing its assets, after paying off or providing for all of its liabilities, to Blackhawk as DunC's sole shareholder. Alternatively, DunC may be merged into Blackhawk pursuant to applicable Law. Concurrent with or promptly following such liquidation or merger, the Bank will be merged with and into BSB pursuant to the provisions of applicable Law. The Restructuring is subject to certain regulatory approvals. In the event the Restructuring is effected, Blackhawk agrees that it will assume and timely discharge any and all obligations, covenants and agreements of DunC under this Agreement which are to be performed or discharged after the Effective Time, but which have not been fully performed or discharged as of the time the Restructuring is effected. Blackhawk agrees, however, that it will not alter the structure of the Restructuring as described herein if it would: (i) alter, change or reduce the amount of the consideration to be paid to holders of DunC Common Stock or the manner or basis upon which such exchange is made; (ii) have an adverse federal or state income tax consequence to DunC, or any of the DunC Shareholders; (iii) have an adverse effect on the DunC Shareholders; or (iv) would be likely to delay or jeopardize receipt of the Regulatory Approvals or satisfaction of any of the conditions to the Merger set forth in Article VII.

 2.14  Anti-Dilution Provisions.  In the event that between the date of this
       -------------------------
Agreement and the Effective Time the issued and outstanding shares of DunC Common Stock shall have been changed into a different number of shares as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction, then the Per Share Merger Consideration shall be adjusted appropriately.

                                  ARTICLE III
                                OTHER AGREEMENTS

 3.1  Access.  Upon reasonable notice, DunC shall afford to Blackhawk's
      -------
officers, employees, accountants, legal counsel and other representatives access, during normal business hours, to all of DunC's and DunC's Subsidiaries' properties, books, contracts, commitments, records and employees.

 3.2  DunC's Disclosure Schedule.
      ---------------------------

          (a) Contemporaneously with the execution and delivery of this Agreement, DunC is delivering to Blackhawk the DunC Disclosure Schedule, which is accompanied by a certificate signed by the Chief Executive Officer and Secretary of DunC stating that the DunC Disclosure Schedule is being delivered pursuant to this Agreement and is the DunC Disclosure Schedule referred to in this Agreement. The DunC Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of DunC contained in this Agreement to the extent that such representations, warranties, covenants or agreements expressly refer to the DunC Disclosure Schedule. All capitalized terms used in the DunC Disclosure Schedule shall have the definitions specified in this Agreement. All descriptions or listings of documents contained in the DunC Disclosure Schedule are qualified in their entirety by reference to the documents so described, true copies of which DunC heretofore has delivered to Blackhawk. Except as expressly stated to the contrary in the DunC Disclosure Schedule, disclosure of a matter or document in the DunC Disclosure Schedule shall not be deemed to be an acknowledgement that such matter is material or outside the ordinary course of business of DunC. Disclosure of any matter or event in any of the schedules included in the DunC Disclosure Schedule shall be deemed disclosure for purposes of any and all other schedules included therein without the need of specific cross reference or duplication, provided, however, that disclosure of an agreement or other document in a listing of agreements or documents without any summary or description of the substance thereof shall be deemed disclosure only for purposes of the schedule in which such agreement or other document is listed.

          (b)  Updates.  Prior to the Closing Date, DunC shall update the DunC
               -------
Disclosure Schedule on a monthly basis by written notice to Blackhawk to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described in the DunC Disclosure Schedule.

 3.3  Duties Concerning Representations.  Each party to this Agreement shall:
      ----------------------------------
(a) to the extent within its control, use best efforts to cause all of its representations and warranties contained in this Agreement to be true and correct in all respects at the Effective Time with the same force and effect as if such representations and warranties had been made on and as of the Effective Time; and (b) use best efforts to cause all of the conditions precedent set forth in Article VII of this Agreement to be satisfied. Each party shall promptly notify the other if it becomes aware of any breach of any of its representations, warranties, covenants or agreements contained herein and shall use its best efforts to remedy the same. Neither party shall take any action, nor agree to commit to take any action, which would or reasonably can be expected to: (i) adversely affect the ability of either Blackhawk or DunC to obtain the Regulatory Approvals; (ii) adversely affect a party's ability to perform its covenants or agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VII not being satisfied.

 3.4  Deliveries of Information; Consultation.  From time to time prior to
     ----------------------------------------
the Effective Time, and subject to the limitations on Blackhawk's access rights under Section 3.1 of this Agreement and to the confidentiality provisions of
Section 3.11 of this Agreement:

          (a)  Deliveries by DunC.  DunC shall furnish promptly to Blackhawk:
               ------------------
(i) a copy of each material report, schedule and other document filed by or received by DunC or a DunC Subsidiary pursuant to the requirements of federal or state securities or financial institution Laws or any other applicable Laws promptly after such documents are available; (ii) its audited financial statements for the year ended December 31, 2002 along with the report of its accountants thereon promptly after such financial statements are available,
(iii) the Bank's monthly financial statements (as prepared in accordance with its normal accounting procedures) promptly after such financial statements are available and in any event by the third (3rd) business day of the succeeding month; and (iv) DunC's transaction records and such other significant information concerning DunC and the DunC Subsidiaries' business, properties and personnel as Blackhawk may reasonably request.

          (b)  Consultation.  Representatives of DunC and Blackhawk shall confer
               ------------
and consult with one another on a regular and frequent basis to report on operational matters and the general status of DunC's ongoing business operations.

          (c)  Regulatory Matters.  Representatives of DunC and Blackhawk shall
               ------------------
discuss with one another any matters in which any state or federal regulator (i) if DunC or any of its Subsidiaries, is involved, or (ii) if Blackhawk is involved, if such involvement relates to any of the transactions contemplated by this Agreement.

          (d)  Litigation.  Each party to this Agreement shall provide prompt
               ----------
notice to the other party of any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which may be commenced, threatened or proposed by any Person concerning the legality, validity or propriety of the transactions contemplated by this Agreement. If any such litigation is commenced against any party to this Agreement, such party shall diligently and in good faith defend such litigation. The parties shall cooperate in all reasonable respects in connection with such litigation.

          (e)  Workout Plan.  DunC and the Bank shall, as soon as practicable,
               ------------
develop written workout plans for each criticized and substandard assets of $50,000 or more, which plans shall include targeted reductions in outstanding balances for both six and twelve month time frames, and provide Blackhawk with monthly progress reports with respect to such plans.

          (f)  Technical Exceptions.  The Bank shall continue the employment or
               --------------------
engagement of a Person to perform credit analysis, credit reviews, file and documentation reviews and monitoring and technical exceptions management through Closing. Technical exceptions identified in regulatory reports or by Blackhawk in its due diligence, to the extent communicated to DunC, would be eliminated as promptly as practicable. In addition, by April 1, 2003 the Bank shall have a system in place to track documentation exceptions. The Bank's management shall review such efforts on a weekly basis and shall report to the Bank's Board of Directors on such efforts on a monthly basis.

          (g)  Relationships.  DunC shall promptly notify Blackhawk of any
               -------------
material adverse change in any borrowing relationship, including without limitation, adverse changes in the financial condition of the borrower, adverse changes in collateral value, and changes in the status of guaranties, as a result of complying with the terms and conditions of this Agreement or otherwise.

 3.5  Letter of DunC's Accountants.  DunC shall use its best efforts to
      -----------------------------
cause to be delivered to Blackhawk a letter of McGladrey & Pullen, LLP, DunC's independent auditors, dated a date within three business days before the date on which the DunC Proxy Statement is first mailed to DunC Shareholders and addressed to Blackhawk, in form and substance reasonably satisfactory to Blackhawk and customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the DunC Proxy Statement.

 3.6  Legal Conditions to Merger.  Each party to this Agreement will:
      ---------------------------
(a) take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including making all filings and requests in connection with the Regulatory Approvals and furnishing all information required in connection therewith); (b) promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon any of them in connection with the Merger; and
(c) take all reasonable actions necessary to obtain (and will cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private Person, required to be obtained by the parties to this Agreement in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

 3.7  Announcements.  Subject to each party's disclosure obligations imposed
      --------------
by Law, DunC and Blackhawk will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public Announcement or statement with respect thereto prior to consultation with the other party.

 3.8  Best Efforts.  Subject to the terms and conditions of this Agreement
      -------------
and subject to the fiduciary duties of the Board of Directors of each party, each of the parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by this Agreement.

 3.9  Employment Agreements.  At the execution of this Agreement, the
      ----------------------
DunC Executives and the Bank shall, with respect to each of the DunC Executives other than Donald Pratt, enter into a DunC Replacement Employment Agreement.

 3.10  Employee Benefit Matters.
       -------------------------

          (a)  DunC Profit Sharing Plan.  At or prior to the Effective Time,
               ------------------------
participation in the DunC Profit Sharing Plan shall be discontinued and no additional participants shall be permitted in such Plan at or after such time. Blackhawk shall as soon as reasonably practicable after the Effective Time terminate the DunC Profit Sharing Plan and apply for a letter of determination from the IRS confirming that the termination of the DunC Profit Sharing Plan does not adversely affect its tax qualified status. Upon receipt of such a determination letter, all assets held in the DunC Profit Sharing Plan shall be distributed to participants or transferred on behalf of the participants to Blackhawk's tax-qualified retirement plans in accordance with the terms of such plans and ERISA.

          (b)  Health and Welfare Benefits.  Prior to the Closing Date, DunC
               ---------------------------
shall cause to be taken all actions necessary to terminate and discontinue, as of the Effective Time, all of DunC's and the Bank's health and welfare benefit plans, programs, insurance and policies, except as necessary to continue paying benefits to eligible participants receiving benefits as of the Effective Time and except as necessary to provide COBRA benefits to any employees of the Bank who may be entitled to receive such benefits as a result of discontinuance of their employment with the Bank, if any.

          (c)  Sick Leave and Vacation Pay.  Effective as of the Effective Time,
               ---------------------------
employees retained in the employment of the Bank will receive sick days and vacation days in accordance with Blackhawk's standard policies. However, for purposes of determining the amount of vacation time such employees will be entitled to receive under Blackhawk's vacation policy, such employees will receive credit for their years of credit service with the Bank prior to the Effective Time. For purposes of determining the amount of sick days such employees will be entitled to receive under Blackhawk's sick days policy, employees will receive credit for their years of credit service prior to the Effective Time.

          (d)  Participation in Qualified Blackhawk Employee Benefit Plans.  All
               -----------------------------------------------------------
employees retained in the employment of the Bank following the Effective Time shall be eligible to participate in any and all qualified pension and retirement plans and other qualified Employee Benefit Plans sponsored from time to time by Blackhawk for the benefit of its employees. Such employees shall be credited for eligibility and vesting purposes, but not for benefit purposes, for the years of credit service they accumulated during their employment with the Bank prior to the Effective Time. In addition, Blackhawk shall exercise all reasonable efforts to enable employees retained by the Bank following the Effective Time to reinvest in Blackhawk's 401(k) Savings Plan the proceeds received by them in connection with the distributions from the DunC Profit Sharing Plan described in Section 3.10(a) of this Agreement.

 3.11  Confidentiality.  Blackhawk agrees to treat as strictly confidential
       ----------------
and agrees not to divulge to any other Person (other than its employees, attorneys, accountants, financial advisors and other agents and representatives who have a need to know such information for purposes of assisting Blackhawk in fulfilling its obligations under this Agreement) any financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to DunC or a DunC Subsidiary which it may come to know or which may come into its possession pursuant to this Agreement or otherwise during the course of conducting its investigations contemplated by this Agreement and, if the transactions contemplated by this Agreement are not consummated for any reason, Blackhawk agrees promptly to return to DunC all materials furnished to Blackhawk by or at the direction of DunC.
Notwithstanding the foregoing, information shall not be deemed confidential, and Blackhawk shall have no duty of confidentiality with respect to information which: (a) is known to Blackhawk at the time it is disclosed by or at the direction of DunC; (b) is disclosed to Blackhawk by a third party not known by Blackhawk to have an independent duty of confidentiality to DunC with respect thereto; (c) is in the public domain at the time it is provided to Blackhawk by or at the direction of DunC, or thereafter falls into the public domain otherwise than as a result of a breach by Blackhawk of its obligation of confidentiality under this Section 3.11 of this Agreement. In the event Blackhawk is required or finds it necessary to disclose any of the confidential information in connection with any of the Regulatory Approvals, Blackhawk will notify DunC of that fact and will cooperate with DunC so as to minimize the amount of confidential information to be so disclosed and to take such reasonable precautions to maintain the confidentiality of such information as may be requested by DunC, including requests to the regulatory authorities that such information be deemed confidential and not subject to disclosure under the Freedom of Information Act. In the event Blackhawk otherwise is required to disclose any such confidential information, Blackhawk agrees that it will provide DunC with prompt notice of such required disclosures so that DunC may seek an appropriate protective order and/or waive Blackhawk's compliance with the provisions of this Section 3.11 of this Agreement. Blackhawk's obligations under this Section 3.11 shall terminate at the Effective Time.

 3.12  Conformance to Loan Policies and Reserve Policies.
       --------------------------------------------------

     (a) DunC shall cause the Bank to adopt, by April 15, 2003, loan policies which conform the Bank's loan policies to those of BSB which have been or are subsequently communicated to DunC.

     (b) DunC shall cause the Bank to establish such additional accruals and reserves as may be necessary, in the reasonable judgment of Blackhawk, to conform the Bank's general valuation allowances to Blackhawk's asset classification policy, as well as to reflect the costs and expenses of DunC with respect to the Merger and the other transactions contemplated by this Agreement; provided, however, that DunC shall not be required to cause the Bank to take any such action until the Regulatory Approvals have been received and DunC is reasonably satisfied that the Merger will be consummated.

     (c) DunC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modification or changes undertaken by the Bank in order for DunC to comply with the requirements of this Section 3.12 of this Agreement.

 3.13  Conduct of Blackhawk's Business.  Blackhawk will maintain its corporate
       --------------------------------
existence in good standing and conduct its business so as to be able to consummate the transactions contemplated by the Agreement. Blackhawk shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, covenants or agreements contained or referred to herein, give prompt written notice thereof to DunC and use its best efforts to prevent or promptly remedy the same.

 3.14  Break-Up Fee.  In consideration of the substantial expenditure of
       -------------
time, effort and expense incurred and to be incurred by Blackhawk in connection with the consummation of the transactions contemplated by this Agreement, and notwithstanding any provision of this Agreement to the contrary, in the event this Agreement is terminated for any reason, DunC shall pay promptly to Blackhawk Seven Hundred Fifty Thousand Dollars ($750,000) in the event that within twelve (12) months following such termination, DunC or an Affiliate thereof enters into an agreement providing for or closes an Acquisition.

 3.15  Board of Directors and Shareholder Meetings; Certain Notices.
       -------------------------------------------------------------

     (a) DunC shall provide Blackhawk with notice of any meeting of the Board of Directors (or a committee thereof) of DunC or a DunC Subsidiary or of their shareholders when such notices are sent to the Directors, committee members or shareholders, as the case may be, and shall permit representatives of Blackhawk to attend such meetings; provided that representatives of Blackhawk shall not be permitted to attend any portion of any meeting at which matters relating to DunC's evaluation of the Merger or the obligations of the parties under this Agreement are being discussed.

     (b) DunC shall also provide Blackhawk with a copy of all reports, documents, and other materials delivered to, prepared for or prepared at the request of, the Board of Directors (or to any committee thereof) of DunC or a DunC Subsidiary or to their shareholders, as the case may be, when such reports, documents or other materials are delivered to the Directors, committee members or shareholders; provided that DunC shall not be obligated to deliver to Blackhawk any report, document or other material relating to the evaluation of the Merger or the obligations of the parties under this Agreement.

     (c) DunC shall cause the Bank to provide Blackhawk with notice at least two (2) business days prior to the Bank making any new loan or renewing any existing loan in excess of $100,000. Such notice shall include the material terms of such loan and the relevant financial statements, cash flow statements, appraisals or other information in the possession of the Bank which are relevant to the decision whether to extend credit to the applicable debtor. The Bank may make such loan unless, within such two (2) day period, Blackhawk notifies the Bank that, in its reasonable determination, the Bank should not make such loan.

 3.16     Tail Insurance.  Blackhawk shall obtain a Directors and Officers tail
          --------------
 insurance policy covering the directors and officers of DunC and the Bank for a period of six (6) months from the Closing Date with tail policy shall coverages and limits substantially similar to the directors and officers policy which DunC and First Bank currently have in place; provided, that Blackhawk shall not be required to pay in excess of $10,000 for such tail insurance policy.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF DunC

 DunC hereby represents and warrants to Blackhawk that:

 4.1  Organization and Qualification; Subsidiaries.
      ---------------------------------------------

          (a) DunC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois, and is a registered bank holding company under the BHCA. The Bank is an Illinois banking corporation duly organized, validly existing and in good standing under the Laws of Illinois. The deposits of the Bank are insured by BIF as permitted by Law, and the Bank has paid all premiums and assessments required thereunder. The Bank is a member in good standing of the Federal Home Loan Bank of Chicago. Each of the other DunC Subsidiaries is duly organized, validly existing and in good standing under the Laws of the state of its incorporation. Each of DunC and the DunC Subsidiaries has the requisite corporate power and authority and is in possession of all material Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the FRB, the FDIC, the Wisconsin Bank Regulatory Agency and the Illinois Bank Regulatory Agency, and neither DunC nor any DunC Subsidiary has received any notice of proceedings relating to the revocation or modification of any DunC Approvals.

          (b) DunC and each DunC Subsidiary is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing (or the equivalent thereof) in each jurisdiction where the character of the properties it owns, leases or operates or the nature of the activities it conducts make such qualification or licensing necessary, except for such failures to be so duly qualified and licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on DunC and the DunC Subsidiaries, taken as a whole.

          (c) A true and complete list all Subsidiaries of DunC (the "DunC Subsidiaries"), together with (i) DunC's direct or indirect percentage ownership of each DunC Subsidiary; (ii) the jurisdiction in which the DunC Subsidiaries are incorporated; and (iii) a description of the principal business activities conducted by each DunC Subsidiary, is set forth in the DunC Disclosure Schedule. Except as set forth in the DunC Disclosure Schedule, DunC and/or one or more of the DunC Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the DunC Subsidiaries. Except for the Subsidiaries identified in the DunC Disclosure Schedule, DunC does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 10% of the outstanding equity or voting securities of such entity.

 4.2  Articles of Incorporation and Bylaws.  DunC heretofore has furnished to
      ------------------------------------
Blackhawk a complete and correct copy of the Articles of Incorporation and Bylaws, as amended or restated, of DunC and of each DunC Subsidiary. Such Articles of Incorporation and Bylaws are in full force and effect. Neither DunC nor any DunC Subsidiary is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

 4.3  Capitalization.  The authorized capital stock of DunC consists of 10,000
      --------------
shares of DunC Common Stock no par value per share. As of the date of this Agreement, 4,742 shares of DunC Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, not issued in violation of any preemptive right of any DunC Shareholder and are owned of record as set forth in the DunC Disclosure Schedule. There are no shares of DunC Common Stock held in the treasury of DunC. As of the date of this Agreement, DunC has not granted any options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of DunC or any DunC Subsidiary or obligating DunC or any DunC Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, DunC or any DunC Subsidiary. Except as described in the DunC Disclosure Schedule, there are no obligations, contingent or otherwise, of DunC or any DunC Subsidiary to repurchase, redeem or otherwise acquire any shares of DunC Common Stock or the capital stock of any DunC Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any DunC Subsidiary or any other entity. Each of the outstanding shares of capital stock of each DunC Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and such shares owned by DunC or another DunC Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of DunC's voting rights, charges or other encumbrances of any nature whatsoever.

 4.4  Authorization:  Enforceability.  The entering into, execution, delivery
      ------------------------------
and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by DunC or a DunC Subsidiary are within the corporate power of DunC or such DunC Subsidiary, as the case may be, and: (a) have been duly and validly authorized by the requisite vote of the Board of Directors of DunC or such DunC Subsidiary, as the case may be; and (b) upon the approval of the DunC Shareholders, shall be duly and validly authorized by all necessary corporate action. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by DunC or a DunC Subsidiary will be, when executed and delivered by DunC and such DunC Subsidiary, the valid and binding obligations of DunC and such DunC Subsidiary, enforceable against each of them in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

 4.5  No Violation or Conflict.  Subject to the receipt of the Regulatory
      ------------------------
Approvals, the execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by DunC do not and will not: (a) conflict with or result in a breach of any Law, the Articles of Incorporation or Bylaws of DunC, the Charter or Bylaws of the Bank, or the Articles of Incorporation or Bylaws of any other DunC Subsidiary, or (b) constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any DunC Existing Contract or any DunC Existing Permit, or (c) result in the creation of any Lien upon any of the properties or assets of DunC or any DunC Subsidiary.

 4.6  Title to Assets; Leases.  Except for Liens for current taxes not yet due
      -----------------------
and payable and pledges to secure deposits, each of DunC and the DunC Subsidiaries, as the case may be, own good and marketable title to its respective assets and properties which its owns or purports to own, free and clear of any and all Liens, except: (a) the DunC Existing Liens on the date hereof; and (b) the Permitted Liens on the Closing Date. There is not, under any leases pursuant to which DunC or any of the DunC Subsidiaries leases from others real or personal property, any default by DunC, any DunC Subsidiary or, to the best of DunC's knowledge, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default.

 4.7  Litigation.  Except for the DunC Existing Litigation: (a) neither DunC nor
      ----------
any DunC Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or, to the knowledge of DunC, any continuing material investigation by, any federal or state bank regulatory authority or other governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease and desist or other orders of any bank regulatory authority; (b) there is no claim, litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of DunC, proposed or threatened, against or relating to DunC or any DunC Subsidiary, nor is there any basis known to DunC for any such action; (c) there are no actions, suits or proceedings pending or, to the knowledge of DunC, proposed or threatened, against DunC by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement; and
(d) there are no uncured material violations or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to DunC or any DunC Subsidiary as a result of an examination by any regulatory authority.

 4.8  Reports; Books and Records.
      --------------------------

          (a) Since January 1, 2000, DunC and the Bank have filed all reports, statements, notices and other documents, together with any amendments required to be made with respect thereto, that were and are required to be filed under any Law with: (i) the FRB; (ii) the FRB of Chicago; (iii) the FDIC; and (iv) any other applicable state securities or bank regulatory authorities (all such reports, statements, notices and other documents are collectively referred to herein as the "DunC Reports"). When filed, each of the DunC Reports complied as to form and substance in all material respects with the requirements of applicable Law.

          (b) The financial statements of DunC or the Bank, as the case may be, included in the Financial Information, have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis and each fairly present the consolidated financial condition of DunC as of the respective dates thereof and the consolidated income, equity and cash flows for the periods then ended, subject, in the case of the consolidated unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. True and complete copies of such financial statements are included in the DunC Disclosure Schedules.

          (c) The minute books of DunC and the DunC Subsidiaries contain accurate and complete records of all meetings and actions taken by written consent by their respective shareholders and Boards of Directors (including all committees of such Boards), and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be. The share transfer books of DunC and the DunC Subsidiaries are correct, complete and current in all respects. The accounting books and records of DunC and the DunC Subsidiaries, including the transaction records of DunC included in the Financial Information: (i) are in all material respects correct and complete;
(ii) are current in a manner consistent with past practice; and (iii) have recorded therein all the properties and assets and liabilities of DunC or the DunC Subsidiary, as the case may be. True and correct copies of the transaction records of DunC included in the Financial Information will be delivered to Blackhawk.

 4.9  Absence of Certain Changes.  Except as set forth in the DunC Disclosure
      --------------------------
Schedule, since December 31, 2002 there has not been any:

          (a) change in the financial condition, properties, business, results of operations or prospects of DunC or any DunC Subsidiary having, or reasonably likely to have, a Material Adverse Effect on DunC and the DunC Subsidiaries, taken as a whole;

          (b) material damage, destruction or loss (whether or not covered by insurance) with respect to any assets of DunC or any DunC Subsidiary;

          (c) transactions by DunC or any DunC Subsidiary outside the ordinary course of their respective businesses or inconsistent with past practices, except for the transactions contemplated by this Agreement;

          (d) declaration or payment or setting aside the payment of any dividend or any distribution in respect of the capital stock of DunC or any direct or indirect redemption, purchase or other acquisition of any such stock by DunC or a DunC Subsidiary;

          (e) waiver or release of rights or claims, other than claims of an insubstantial value;

          (f) cancellation or compromise of any material debts owed to DunC or a DunC Subsidiary;

          (g) allocations to the accounts of any directors, officers or employees of DunC or of any DunC Subsidiary pursuant to any of the DunC Existing Plans other than in the normal course and in accordance with the terms of the DunC Existing Plans (none of which have been amended or established subsequent to December 31, 2002);

          (h) contribution to, increase or promised increase in, or establishment of or promise to establish any Employee Benefit Plan (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), or any other increase or promised increase in the compensation payable or to become payable to any officers, directors or employees of DunC or any DunC Subsidiary other than in the normal course and in accordance with the terms of the DunC Existing Plans (none of which have been amended or established subsequent to December 31, 2002); or

          (i) change in the method of accounting or accounting practices of DunC or any DunC Subsidiary.

 4.10 Buildings and Equipment.  Except as set forth in the DunC Disclosure
      -----------------------
Schedule: (a) the Buildings and the Equipment of DunC and the DunC Subsidiaries are in good operating condition and repair, reasonable wear and tear excepted;
(b) are adequately insured for the nature of DunC's business with the self-insured retentions specified on the DunC Disclosure Schedule; (c) such assets and their use conform in all material respects to applicable Law; and (d) no notice of any violation of any building, zoning or other Law relating to such assets or their use has been received by DunC or any DunC Subsidiary.

 4.11 DunC Existing Contracts.  The DunC Disclosure Schedule lists and briefly
      -----------------------
describes each Contract (the "DunC Existing Contracts") to which DunC or a DunC Subsidiary is a party or by which its assets are bound and which constitutes:

          (a) a lease of, or agreement to purchase or sell, any real estate or any capital assets;

          (b) any management, consulting, employment, personal service, severance, agency or other contract or contracts providing for employment or rendition of services and which: (i) create other than an at will employment relationship; or (ii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

          (c)  any agreements or notes evidencing any Indebtedness;

          (d) a power of attorney (whether revocable or irrevocable) given to any Person by DunC or any DunC Subsidiary;

          (e) an agreement by DunC or any DunC Subsidiary not to compete in any business or in any geographical area;

          (f) an agreement restricting the right of DunC or any DunC Subsidiary to use or disclose any information in its possession;

          (g)  a partnership, joint venture or similar arrangement;

          (h)  a license agreement, royalty agreement or similar arrangement;

          (i)  an agreement or arrangement with any Affiliate;

          (j)  an agreement for data processing services;

          (k) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or other regulatory order or decree with or by the SEC, FRB, the FDIC or any other regulatory authority; or

          (l) any other agreement or set of related agreements or series of agreements which: (i) involve an amount in excess of $5,000 on an annual basis or $20,000 in the aggregate; (ii) is not in the ordinary course of business of DunC or any DunC Subsidiary; or (iii) is otherwise material to the operation of the business of DunC or any DunC Subsidiary.

 4.12 Performance of DunC Existing Contracts.  DunC has delivered to Blackhawk
      --------------------------------------
a complete and accurate copy of each DunC Existing Contract. Each DunC Existing Contract is in full force and effect and represents a valid, binding and enforceable obligation of DunC or the DunC Subsidiary, as the case may be, and, to the knowledge of DunC, the other party thereto. DunC and each DunC Subsidiary and, to the knowledge of DunC, each other party, has fully performed in all material respects each term, covenant and condition of each DunC Existing Contract which is to be performed by them at or before the date hereof.

 4.13 Contingent and Undisclosed Liabilities.  DunC and the DunC Subsidiaries
      --------------------------------------
have no material liabilities of any nature (contingent or otherwise) except for those which: (a) are disclosed in the DunC Reports or in the DunC Disclosure Schedule or in this Agreement; or (b) arise in the ordinary course of business since December 31, 2002 and are not required to be disclosed in the DunC Reports or pursuant to this Agreement or the DunC Disclosure Schedule.

 4.14 DunC Existing Insurance Policies.  All real and personal property owned
      --------------------------------
or leased by DunC or any DunC Subsidiary has been and is being insured against, and DunC or the respective DunC Subsidiary maintains liability insurance against, such insurable risks and in such amounts as set forth in the DunC Existing Insurance Policies. The DunC Existing Insurance Policies constitute all insurance coverage owned by DunC or any DunC Subsidiary and are in full force and effect and DunC or any DunC Subsidiary has not received notice of and is not otherwise aware of any cancellation or threat of cancellation of such insurance. Except as described in the DunC Disclosure Schedule, no property damage, personal injury or liability claims have been made, or are pending, against DunC or any DunC Subsidiary that are not covered by insurance. Within the past five (5) years, no insurance company has canceled any insurance (of any type) maintained by DunC or any DunC Subsidiary. Neither DunC nor any DunC Subsidiary has any liability for unpaid premiums or premium adjustments for any insurance policy. To the knowledge of DunC, the cost of any insurance currently maintained by DunC or any DunC Subsidiary will not increase significantly upon renewal other than increases consistent with the general upward trend in the cost of obtaining insurance.

 4.15 Employee Benefit Plans.
      ----------------------

          (a) Except for the DunC Existing Plans, neither DunC nor any DunC Subsidiary maintains, or is bound by, any Employee Benefit Plan. DunC has furnished Blackhawk with a complete and accurate copy of each DunC Existing Plan and a complete and accurate copy of each material document prepared in connection with each such DunC Existing Plan, including, without limitation and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500 for the three most recently completed years,
(iv) the most recently received IRS determination letter, and (v) the most recently prepared actuarial report and financial statement.

          (b) Except as indicated on the DunC Disclosure Schedule, no member of DunC's "controlled group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. Except as indicated on the DunC Disclosure Schedule, none of the DunC Existing Plans or DunC Existing Contracts obligates DunC or any DunC Subsidiary to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code.
Except as indicated on the DunC Disclosure Schedule, none of the DunC Existing Plans or DunC Existing Contracts provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of DunC or any DunC Subsidiary.

          (c) Each DunC Existing Plan has always been operated in material compliance with the requirements of all applicable Law, and all persons who participate in the operation of such DunC Existing Plans and all DunC Existing Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in material compliance with the provisions of all applicable Law. DunC and all of the DunC Subsidiaries have performed in all material respects all obligations required to be performed by any of them under, are not in any material respect in default under or in violation of, and have no knowledge of any material default or violation by any party to, any DunC Existing Plan. No legal action, suit or claim is pending or, to the knowledge of DunC, threatened with respect to any DunC Existing Plan (other than claims for benefits in the ordinary course) and no fact or event exists to the knowledge of DunC that could give rise to any such action, suit or claim.

          (d) Except as set forth on the DunC Disclosure Schedule, each DunC Existing Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any DunC Existing Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such DunC Existing Plan or the exempt status of any such trust.
No trust maintained or contributed to by DunC or any DunC Subsidiary is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

          (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any DunC Existing Plan. DunC and each of the DunC Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and no fact or event exists that could give rise to any such liability.

          (f) All contributions, premiums or payments required to be made with respect to any DunC Existing Plan have been made on or before their due dates. There is no accumulated funding deficiency, within the meaning of ERISA or the Code, in connection with the DunC Existing Plans and no reportable event, as defined in ERISA, has occurred in connection with the DunC Existing Plans. DunC and the DunC Subsidiaries are not contributing to, and have not contributed to any multi-employer plan, as defined in ERISA. Neither DunC nor any DunC Subsidiary has any liability or obligation under any Employee Benefit Plan that has been terminated.

 4.16 No Violation of Law.  Except as set forth in the DunC Disclosure
      -------------------
Schedule, DunC, the DunC Subsidiaries and the assets of DunC and the DunC Subsidiaries are and have been in material compliance with all Law, all DunC Exiting Permits, and all decrees, judgments and orders, or all zoning, building line restriction, planning, use or other similar restriction.

 4.17 Brokers.  Except for fees to Alex Sheshunoff & Co., DunC's financial
      -------
advisor, neither DunC nor any DunC Subsidiary has incurred any brokers', finders', financial advisor or any similar fee in connection with the transactions contemplated by this Agreement. The DunC Disclosure Schedule contains a list of all fees to be paid to Alex Sheshunoff & Co. in connection with the transactions contemplated by this Agreement.

 4.18 Taxes.
      -----

          (a) Except as disclosed in the DunC Disclosure Schedule and except as may arise as a result of the transactions contemplated by this Agreement: (i) DunC and the DunC Subsidiaries have timely and properly filed all federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed; (ii) DunC and the DunC Subsidiaries have paid or made adequate provision, in reserves reflected in its financial statements included in the DunC Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by them or assessable against them; and (iii) no tax deficiencies have been assessed or proposed against DunC or any DunC Subsidiary and to the knowledge of DunC there is no basis in fact for the assessment of any tax or penalty tax against DunC or any DunC Subsidiary.

          (b) There are no fiscal years of DunC currently under examination by the IRS or the Illinois Department of Revenue, and none of the open years have been examined by the IRS or the Illinois Department of Revenue. DunC and the DunC Subsidiaries have not consented to any extension of the statute of limitation with respect to any open tax returns. Neither DunC nor any DunC Subsidiary has received from the IRS or other taxing authority any notice of underpayment in taxes, assessment of additional taxes or other deficiency which has not been paid.

          (c) There are no tax Liens upon any property or assets of DunC or any DunC Subsidiary except for Liens for current taxes not yet due and payable.

          (d) DunC and the DunC Subsidiaries have delivered to Blackhawk correct and complete copies of all tax returns and reports of DunC filed for all periods not barred by the applicable statute of limitations. No examination or audit of any tax return or report for any period not closed by audit or not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the knowledge of DunC, no such examination or audit is planned.

          (e) DunC and the DunC Subsidiaries have properly withheld and timely paid all withholding and employment taxes which they were required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to their employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

          (f) Neither DunC nor any DunC Subsidiary is or has been a member of a "group" (within the meaning of Section 1504(c) of the Code) filing a consolidated federal income tax return except for the affiliated group, the common parent of which is DunC.

          (g) Neither DunC nor any DunC Subsidiary is a party to or bound by any tax allocation, tax sharing or tax indemnification or similar contract or arrangement. Neither DunC nor any DunC Subsidiary has any liability for taxes of any Person under Treasury Regulation Section 1.1502-6 promulgated under the Code or any similar provision of state, local or foreign Law, as a transferee, successor, by contract or otherwise.

 4.19 Real Estate.  The DunC Real Estate:  (a) constitutes all real property
      -----------
and improvements (or interest therein, including without limitation easements, licenses or similar arrangements authorizing DunC or a DunC Subsidiary to place, maintain, operate and/or use an automated teller machine or similar device on real property of a third-party) leased or owned by DunC or any DunC Subsidiary;
(b) other than with respect to DunC or any DunC Subsidiary as lessee, is not subject to any leases or tenancies of any kind; (c) is not in the possession of any adverse possessors; (d) has direct access to and from a public road or street; (e) is used in a manner which is consistent with applicable Law; (f) is, and has been since the date of possession thereof by DunC or any DunC Subsidiary, in the peaceful possession of DunC or any DunC Subsidiary; (g) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the normal operations of the Buildings of DunC and the DunC Subsidiaries and the DunC Real Estate; (h) except as disclosed in the DunC Disclosure Schedule, to the knowledge of DunC, is not located in an area designated as a flood plain or wetland; (i) is not subject to any outstanding special assessment; (j) is not subject to any zoning, ordinance, decrees or other Law which would materially restrict or prohibit any Person from continuing the operations presently conducted thereon by DunC or any DunC Subsidiary; (k) is not subject to any interest of any Person under an easement, contract, option or mineral rights or other agreement which would have a Material Adverse Effect on DunC and the DunC Subsidiaries, taken as a whole and; (l) is not subject to any presently pending condemnation proceedings, nor to DunC's knowledge, are such proceedings threatened against the DunC Real Estate. To the knowledge of DunC, there are no planned or contemplated improvements which may result in special assessments against the DunC Real Estate and there is no increase or contemplated increase in the assessed value of the DunC Real Estate which would increase the estimated real estate taxes therefor.

 4.20 Governmental Approvals.  Other than the Regulatory Approvals, no
      ----------------------
permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by DunC or any DunC Subsidiary. To the knowledge of DunC, no fact or condition exists with respect to DunC or the Bank which is reasonably likely to prevent DunC from timely obtaining the Regulatory Approvals.

 4.21  No Pending Acquisitions.  Except for this Agreement, neither DunC nor a
       -----------------------
DunC Subsidiary is a party to or bound by any agreement, undertaking or commitment with respect to an Acquisition on the date of this Agreement.

 4.22  Labor Matters.
       -------------

          (a) Except as disclosed on the DunC Disclosure Schedule (or in an updated DunC Disclosure Schedule with respect to vacations in (iii) below), there is no present or former employee of DunC or any DunC Subsidiary who has any claim against any of such entities (whether under Law, under any employee agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve-month period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the most recent financial statements included in the DunC Reports.

          (b) There are no pending and unresolved claims by any Person against DunC or any DunC Subsidiary arising out of any Law relating to discrimination against employees or employee practices or occupational or safety and health standards. There is no pending or, to the knowledge of DunC, threatened, nor has DunC or any DunC Subsidiary ever experienced any, labor dispute, strike or work stoppage which affected, affects or may affect the business of DunC or any DunC Subsidiary or which did, may or would interfere with the continued operation of DunC or any DunC Subsidiary.

          (c) DunC and the DunC Subsidiaries are in material compliance with all applicable Law regarding employment and employment practices, terms and conditions of employment and wages and hours and has not and is not engaged in any unfair labor practice.

          (d) Neither DunC nor any DunC Subsidiary is a party to any collective bargaining agreement. There is not now pending or, to the knowledge of DunC, threatened, any charge or complaint against DunC or any DunC Subsidiary by or before the National Labor Relations Board or any representative thereof, or any comparable state agency or authority. No union organizing activities are in process or contemplated and no petitions have been filed for union organization or representation of employees of DunC or any DunC Subsidiary and DunC and the DunC Subsidiaries have not committed any unfair labor practices which have not heretofore been corrected and fully remedied.

          (e) DunC and the DunC Subsidiaries have made all required payments to its unemployment compensation reserve accounts with the appropriate governmental authorities.

          (f) To the knowledge of DunC, no employee of DunC or a DunC Subsidiary is subject to any noncompetition, nondisclosure, employment, consulting or other agreement or judgment relating to or affecting such employee's duties to DunC or a DunC Subsidiary.

 4.23 Indebtedness.  Except for the DunC Existing Indebtedness, DunC has no
      ------------
Indebtedness.

 4.24 DunC Existing Permits.  The DunC Existing Permits constitute all Permits
      ---------------------
which DunC and the DunC Subsidiaries currently have and need for the conduct of their respective businesses as currently conducted.

 4.25 Disclosure.  No statement of fact by DunC contained in this Agreement,
      ----------
the DunC Disclosure Schedule, the DunC Proxy Statement or any other document furnished or to be furnished by DunC pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

 4.26 Information Supplied.  None of the information supplied or to be
      --------------------
supplied by DunC for inclusion or incorporation by reference in the DunC Proxy Statement will, at the date(s) mailed to the DunC Shareholders and at the time(s) of the DunC Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

 4.27 Vote Required.  The affirmative vote of the holders of a majority of the
      -------------
outstanding shares of DunC Common Stock is the only vote of the holders of any class or series of capital stock or other securities of DunC necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

 4.28  Environmental Protection.
       ------------------------

          (a)  As used in this Section 4.28 of this Agreement:

               (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Environmental Hazardous Materials at any location, whether or not owned by DunC or any DunC Subsidiary; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

               (ii) "Environmental Laws" shall mean all federal, state, local or foreign statute, Law, rule, ordinance, code, policy, guideline, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

             (iii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes, restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.

               (iv) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (b) Except as set forth in the DunC Disclosure Schedule, DunC and the DunC Subsidiaries: (i) are in material compliance with all applicable Environmental Laws; and (ii) have not received any communication (written or oral), from a governmental authority or other Person, that alleges that DunC is not in compliance with applicable Environmental Laws.

          (c) Except as set forth in the DunC Disclosure Schedule, DunC and the DunC Subsidiaries have obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and all such permits are in good standing and DunC and the DunC Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

          (d) Except as set forth in the DunC Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of DunC, threatened against DunC, any DunC Subsidiary or against any Person whose liability for any Environmental Claim DunC or any DunC Subsidiary has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which DunC or any DunC Subsidiary owns, leases or manages.

          (e) Except as set forth in the DunC Disclosure Schedule, there have been no Environmental Releases of any Environmental Hazardous Material by DunC or a DunC Subsidiary, or to the knowledge of DunC, by any other Person, on the DunC Real Estate or any other real property owned (including REO properties of the Bank), used, leased or operated by DunC or any of the DunC Subsidiaries.

          (f) To the knowledge of DunC, no DunC Real Estate or any other real property at any time owned (including REO properties of the Bank), operated, used or controlled by DunC or any DunC Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under CERCLA, or on any comparable state list, and, except as described in the DunC Disclosure Schedule, DunC has not received any written notice from any Person under or relating to CERCLA or any comparable state or local Law.

          (g) To the knowledge of DunC, no off-site location at which DunC or any DunC Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and neither DunC nor any DunC Subsidiary has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

          (h) The DunC Disclosure Schedule includes an estimate by DunC of future costs to DunC and each DunC Subsidiary of compliance with, and environmental cleanup and response under, Environmental Laws.

 4.29 Investment Securities.  Except for the DunC Existing Investment
      ---------------------
Securities, DunC does not own, and does not have any right or obligation to acquire, any Investment Securities.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF BLACKHAWK AND MERGER CORP.

 Blackhawk and Merger Corp. hereby jointly and severally represent and warrant to DunC that:

 5.1  Organization and Capitalization; Business.
      -----------------------------------------

          (a) Blackhawk is a corporation validly existing under the laws of the State of Wisconsin.

          (b) BSB is a Wisconsin chartered bank validly existing under the laws of the State of Wisconsin. The deposits of BSB are insured by BIF as permitted by federal Law, and BSB has paid all premiums and assessments required thereunder.

          (c) Blackhawk has full corporate power and authority and those Permits necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties.

          (d) Merger Corp. is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois. Prior to the date of this Agreement, Merger Corp. engaged in no business other than matters necessary to the organization and incorporation of Merger Corp. and to authorize Merger Corp. to enter into, execute and deliver this Agreement. The authorized capital stock of Merger Corp. consists of 10,000 shares of common stock, One Cent ($.01) par value per share. As of the date of this Agreement, 100 shares of Merger Corp.' s common stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid, and non-assessable and are owned by Blackhawk.

          (e) Copies of the Articles of Incorporation and Bylaws of Blackhawk and of Merger Corp. have been delivered to DunC. Such copies are complete and correct copies of such documents, and are in full force and effect. Neither Blackhawk nor Merger Corp. are in violation of any of the provisions of their Articles of Incorporation or Bylaws in any respect which reasonably could be expected to have an adverse effect on their ability to consummate the transactions contemplated by this Agreement.

 5.2  Authorization; Enforceability.  The entering into, execution, delivery
      -----------------------------
and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by Blackhawk or Merger Corp. are within the corporate power of Blackhawk or Merger Corp., as the case may be, and have been duly and validly authorized by all necessary corporate action on the part of both Blackhawk and Merger Corp. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Blackhawk or Merger Corp. will be, when executed and delivered by Blackhawk or Merger Corp., as the case may be, the valid and binding obligations of Blackhawk or Merger Corp., as the case may be, enforceable against Blackhawk or Merger Corp., as the case may be, in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law generally affecting the rights of creditors and subject to general equity principles.

 5.3  No Violation or Conflict.  Subject to the receipt of the Regulatory
      ------------------------
Approvals, the execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by Blackhawk or Merger Corp. do not and will not conflict with or result in a breach of any Law or the Articles of Incorporation or Bylaws of Blackhawk or Merger Corp. or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract of Blackhawk or Merger Corp. or any Permit held by or the creation of any Lien upon any of the properties or assets of Blackhawk or Merger Corp.

 5.4  Litigation. There are no actions, suits or proceedings pending or, to the
      ----------
knowledge of Blackhawk, proposed or threatened, against Blackhawk or Merger Corp. by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement. There is no reasonable basis for any proceeding, claim, action or governmental investigation against Blackhawk which reasonably can be expected to have an adverse effect on the ability of Blackhawk to consummate the transactions contemplated by this Agreement.

 5.5  Brokers.  Except for fees to Howe Barnes, Blackhawk's financial advisor,
      -------
neither Blackhawk nor Merger Corp. has incurred any brokers', finders', financial advisor or any similar fee in connection with the transactions contemplated by this Agreement.

 5.6  Governmental Approvals.  Other than the Regulatory Approvals, no
      ----------------------
permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Blackhawk or Merger Corp. To the knowledge of Blackhawk, no fact or condition exists with respect to Blackhawk or BSB which is reasonably likely to prevent Blackhawk from timely obtaining the Regulatory Approvals.

 5.7  Disclosure.  No statement of fact by Blackhawk contained in this
      ----------
Agreement or any other document furnished or to be furnished by Blackhawk pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

 5.8  Information Supplied.  None of the information supplied or to be supplied
      --------------------
by Blackhawk for inclusion or incorporation by reference in the DunC Proxy Statement will, at the date(s) mailed to the DunC Shareholders and at the time(s) of the DunC Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

 5.9  Cash Payment.  Blackhawk has sufficient funds or has financing committed
      ------------
(evidence of which has been provided to DunC) to pay the cash payment required under Section 2.11 of this Agreement and such payment will not cause Blackhawk to fail to meet any regulatory capital requirements to which it is subject.

                                   ARTICLE VI
                 CONDUCT OF BUSINESS BY DUNC PENDING THE MERGER

 From and after the date of this Agreement and until the Effective Time, DunC shall, and shall cause the DunC Subsidiaries to:

 6.1  Carry on in Regular Course.  Diligently carry on their business in the
      --------------------------
regular course and substantially in the same manner as heretofore conducted and shall not make or institute any unusual or novel methods of lending, investing, purchasing, selling, leasing, managing, accounting or operating.

 6.2  Use of Assets.  Use, manage, operate, maintain and repair all of their
      -------------
assets and properties in a normal business manner.

 6.3  No Default.  Not do any act or omit to do any act, or permit any act or
      ----------
omission to act, which will cause a material breach of any of the DunC Existing Contracts.

 6.4  Existing Insurance Policies.  Maintain all of the DunC Existing Insurance
      ---------------------------
Policies in full force and effect, except as mutually agreed to by DunC and Blackhawk.

 6.5  Employment Matters.  Not, without the prior written consent of Blackhawk:
      ------------------
(a) grant any increase in the rate of pay of any of their employees; (b) institute or amend any Employee Benefit Plan, except as expressly contemplated under this Agreement; (c) enter into or modify any written employment arrangement with any Person, except as expressly contemplated by this Agreement;
(d) make any discretionary contributions to any of the DunC Existing Plans; (e) make any allocation to the account of any participant(s) in any of the DunC Existing Plans, other than in the normal course and in accordance with the terms of the relevant DunC Existing Plan or except as expressly contemplated by this Agreement; (f) terminate the employment of a DunC Executive except for good cause; or (g) change the duties of a DunC Executive in a manner which would permit such executive to terminate his or her employment with DunC or the Bank and receive "severance pay" pursuant to his or her respective DunC Existing Employment Agreement.

 6.6  Contracts and Commitments.  Except in usual and ordinary course of
      -------------------------
business and consistent with DunC's normal business practice, not enter into any contract or commitment or engage in any transaction and not purchase, lease, sell or dispose of any asset; except that the Bank shall: (i) extend the real property lease for its Ware Avenue branch on a month-to-month basis and (ii) notify Metavante that it will terminate its processing contract as of September 30, 2003 and make arrangements to continue such contract in place on a month-to-month basis thereafter.

 6.7  Liabilities; Indebtedness; Investments.  Not incur liabilities of greater
      --------------------------------------
than $25,000 individually or $250,000 in the aggregate, except for the sale of 1-4 family mortgage loans in the ordinary course of business. Not create, incur, invest in or assume any Indebtedness or Investment Securities not in the usual and ordinary course of business; and not, without the prior written consent of Blackhawk, incur costs and expenses in connection with the transactions contemplated by this Agreement which materially exceed the estimate set forth in the DunC Disclosure Schedule pursuant to Section 8.5 of this Agreement.

 6.8  Preservation of Relationships.  Use their best efforts to preserve their
      -----------------------------
business organizations intact, to retain the services of their present officers and key employees and to preserve the goodwill of depositors, borrowers and other customers, suppliers, creditors and others having business relationships with DunC or the DunC Subsidiaries.

 6.9  Compliance with Laws and Policies.  Comply in all material respects with
      ---------------------------------
all applicable Laws and all of its loan policies and procedures.

 6.10  Taxes.  Timely and properly file all federal, state, local and foreign
       -----
tax returns which are required to be filed, and shall pay or make provision for the payment of all taxes owed by it.

 6.11 Amendments.  Not amend DunC's Articles of Incorporation or Bylaws, the
      ----------
Bank's Articles of Incorporation or Bylaws, or the Articles of Incorporation or Bylaws of any other DunC Subsidiary, except as mutually agreed to by DunC and Blackhawk or as required by Law except for dividends by the Bank to DunC in an amount not to exceed $100,000 in the aggregate.

 6.12 Issuance of Stock; Dividends; Redemptions.  Not:  (a) issue any
      -----------------------------------------
additional shares of stock of any class or grant any warrants, options or rights to subscribe for or acquire any additional shares of stock of any class; (b) declare or pay any dividend or make any capital or surplus distributions of any nature, except for dividends paid by the Bank to DunC in an aggregate amount not to exceed $100,000 and which are used to service DunC's debt and to pay expenses associated with the transactions contemplated by this Agreement; or (c) directly or indirectly redeem, purchase or otherwise acquire, recapitalize or reclassify any of their capital stock or liquidate in whole or in part.

 6.13 Policy Changes.  Not make a material change in any lending, investment,
      --------------
liability, management or other material policies concerning their business or operations, except as contemplated by this Agreement, as required by Law or as required by the Board of Directors of DunC in the exercise of its fiduciary duties.

 6.14 Specific Loans Matters.  (a) Not make any new loan, of $100,000 or more
      ----------------------
without the prior approval of the Bank's Board of Directors; (b) not make any new loan or renew any existing loan without support of current personal and corporate financial statements, cash flow information and collateral evaluation and analysis and (c) review all credit and consumer files to determine that they contain appropriate documentation and, to the extent they do not, correct the deficiencies.

 6.15 Acquisition Transaction.  Promptly following the execution of this
      -----------------------
Agreement, take affirmative steps necessary to discontinue, and thereafter not initiate, solicit or knowingly encourage (including by way of furnishing any information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or negotiate with any person in furtherance of such inquires or to obtain an Acquisition Proposal, or agree to endorse, or endorse, any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by DunC or any of the DunC Subsidiaries to take any such action, and DunC shall promptly notify Blackhawk orally, and confirm in writing, subject to disclosure being consistent with the fiduciary duties of the Board of Directors of DunC, all of the relevant details relating to all inquiries and proposals which DunC or a DunC Subsidiary may receive relating to any of such matters; provided, however, that nothing contained in this Section 6.15 shall prohibit the Board of Directors of DunC from furnishing or permitting any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to furnish information to any party that requests information as to DunC and/or the Bank or take any other action if (i) the Board of Directors of DunC, after consultation with legal counsel, determines in good faith that such action is required for the Board of Directors of DunC to comply with its fiduciary duties to shareholders imposed by applicable Law, and (ii) prior to furnishing such information to such party, DunC receives from such party an executed confidentiality agreement in reasonably customary form.

 6.16 Branches.  Not close any branches of the Bank.
      --------

                                  ARTICLE VII
                       CONDITIONS PRECEDENT TO THE MERGER

 7.1  Conditions to Each Parties Obligations to Effect the Merger.  The
      -----------------------------------------------------------
respective obligations of Blackhawk and Merger Corp., and DunC to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following conditions precedent:

          (a)  No Litigation.  No suit, action or other proceeding shall be
               -------------
pending or overtly threatened before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined or in which the relief requested is to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement and, in either case, where in the reasonable judgment of either Blackhawk or DunC, such suit, action or other proceeding, is likely to have a Material Adverse Effect with respect to such party's interest.

          (b)  Approval of DunC Shareholders.  This Agreement and the Merger
               -----------------------------
shall have received the requisite approval and authorization of the DunC Shareholders.

          (c)  Regulatory Approvals.
               --------------------

               (i) The Merger, this Agreement and the transactions contemplated hereby, shall have been approved by the FRB, the FDIC, the Wisconsin Bank Regulatory Agency, the Illinois Bank Regulatory Agency, and any other governmental entities whose approval is necessary, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied, and all waiting periods relating to such approvals shall have expired. The Restructuring described in Section 2.13 of this Agreement also shall have been approved by the FRB, the FDIC and the Wisconsin Bank Regulatory Agency, and any other governmental entity whose approval is necessary in order for Blackhawk to proceed with such restructuring.

               (ii) No permission, approval, determination, consent or waiver received pursuant to Section 7.1(c)(i) of this Agreement shall contain any condition applicable to Blackhawk or BSB which is, in the reasonable judgment of Blackhawk, materially burdensome upon the conduct of Blackhawk's or BSB's business or which would so adversely impact the economic and business benefits of the Merger to Blackhawk or BSB so as to render it inadvisable to proceed with the Merger.

 7.2  Conditions to Obligation of Blackhawk and Merger Corp..  The obligation
      -----------------------------------------------------
of Blackhawk and Merger Corp. to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following additional conditions precedent:

          (a)  Compliance with Agreement.  DunC shall have performed and
               -------------------------
complied in all material respects with all of its covenants, agreements and other obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date and as of the Effective Time.

          (b)  Proceedings and Instruments Satisfactory.  All proceedings,
               ----------------------------------------
corporate or other, to be taken by DunC in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Blackhawk, and DunC shall have made available to Blackhawk for examination the originals or true and correct copies of all documents Blackhawk may reasonably request in connection with the transactions contemplated by this Agreement.

          (c)  Representations and Warranties of DunC.  Each of the
               --------------------------------------
representations and warranties of DunC contained in Sections 4.1(c) and 4.3 shall hereof be true and correct when made and as of the Effective Time as though made on and as of the Effective Time. Each of the other representations and warranties of DunC contained in this Agreement shall be true and correct in all material respects when made and, after giving effect to any update to the DunC Disclosure Schedule or notice to Blackhawk under Section 3.2(b), shall be true and correct in all material respects, as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date).

          (d)  No Material Adverse Change.  During the period from the date of
               --------------------------
this Agreement to the Closing Date and as of the Effective Time there shall not have occurred, and there shall not exist on the Closing Date and as of the Effective Time, any condition(s) or fact(s) having, or reasonably like to have, individually or in the aggregate a Material Adverse Effect on DunC or a DunC Subsidiary (including any such condition(s) or fact(s) disclosed in an update to the DunC Disclosure Schedule delivered to Blackhawk by DunC pursuant to Section 3.2(b) of this Agreement).

          (e)  Deliveries at Closing.  DunC shall have delivered to Blackhawk
               ---------------------
the following documents, each properly executed and dated the Closing Date: (i) the DunC Closing Certificate; and (ii) the DunC Counsel Opinion.

          (f)  Other Documents.  DunC shall have delivered to Blackhawk such
               ---------------
certificates and documents of officers of DunC and public officials as shall be reasonably requested by Blackhawk to establish the existence of DunC and the due authorization of this Agreement and the transactions contemplated by this Agreement by DunC.

          (g)  Accountant Letters.  Blackhawk shall have received a copy of each
               ------------------
of the following letters from McGladrey & Pullen, each of which shall be in form and substance reasonably satisfactory to Blackhawk and shall contain information concerning the financial condition of DunC: (i) the letter described in Section
3.5 of this Agreement; and (ii) a similar letter dated the Closing Date.

          (h)  [Reserved]

          (i)  DunC Replacement Employment Agreements.  Pursuant to Section 3.9
               --------------------------------------
of this Agreement, DunC shall have delivered to Blackhawk, as of the date of this Agreement, with respect to each of the DunC Executives other than Donald Pratt, a DunC Replacement Employment Agreement duly executed by the appropriate DunC Executive and the DunC Executive shall remain agreeable to be employed by BSB in accordance with the terms of the respective DunC Replacement Agreement..

          (j)  Employment Agreements.  Except for the DunC Replacement
               ---------------------
Employment Agreement, all employment, severance, change in control, bonus or other similar agreements or obligations of DunC or the Bank shall have been terminated without additional liability or obligation of DunC or the Bank.

          (k)  General Loan Conditions.
               -----------------------

               (A) DunC and the Bank shall be in compliance with the Memorandum of Understanding issued by the FDIC and any other applicable directive of the Illinois Bank Regulatory Authority and any other regulatory agency.

               (B)  Blackhawk shall be reasonably satisfied that:

                    (1) the documentation of all of the Bank's participation loans is accurate and complete, the Bank has properly perfected its security interest in the collateral granted pursuant to such loans and the Bank is in compliance with the terms of such loans;

                    (2) the Bank has a first priority secured position on all loans secured by a general business security agreement;

                    (3) all inventory, equipment and real estate loans have current evidence of title and liability and casualty insurance with the Bank named as a loss payee;

                    (4) all loan secured by accounts receivable and inventory have monthly aging reports and inventory certificates from the borrower;

                    (5) all real estate loans have title policies insuring the Bank's security interest;

                    (6) all commercial real estate loans made after February 1, 2003 in excess of $100,000 have a current collateral appraisal prepared by an independent licensed appraiser on a list approved by Blackhawk and DunC; and

                    (7) all commercial business and real estate loans have current personal and/or business financial statements, cash flow statements, rent rolls (i.e. listing of tenants, rent, terms of leases and responsibility for expenses) and other documentation pertinent to cash flow generated by the business or property.

          (l)  Specific Loan Conditions.  DunC shall have:
               ------------------------

               (A) made a special allocation of an additional $50,000 to the loan loss reserve for Customer A;

               (B) made an additional allocation of $50,000 to the loan loss reserve for Customer B unless the sale of such Customer's business is completed before the Effective Time;

               (C) charged off Customer C loan and replenished the corresponding reserve;

               (D) either (1) received repayment of the Customer D loan or (2) provided evidence reasonably satisfactory to Blackhawk that the Bank has valid and enforceable perfected first liens on the relevant collateral, provided evidence reasonably satisfactory to Blackhawk that the applicable title shows the Bank has a priority position in the collateral, provided Blackhawk with an appraisal from an appraiser reasonably acceptable to Blackhawk of such airplane and reserved the amount by which the outstanding loan balance exceeds 80% of the appraised value of the collateral;

               (E) either (1) receive repayment of the Customer E loan, (2) received alternative collateral reasonably acceptable to Blackhawk or (3) reserved the entire outstanding balance of such loan;

               (F) obtained, in respect of the Customer F loans, a guaranty on corporate not individual form or as individuals and not as corporate officers as well as new personal guaranties, personal financial statements, and rent rolls on out buildings;

               (G) with respect to the Customer G loans, obtained technical corrections, obtained appraisals for the property securing notes #4926 and #5148 and obtained current cash flow information; and

               (H) provided evidence reasonably satisfactory to Blackhawk of the value of the life insurance pledged as collateral on the Customer H loans; not have made any additional advance to such debtor and increased the reserve for loan losses for these loans by an additional $50,000.

          (m)  Audited Financial Statements.  DunC shall have delivered to
               ----------------------------
Blackhawk its financial statements for the year ending December 31, 2002 prepared in accordance with generally accepted accounting principles applied on a consistent basis along with an unqualified, clean audit opinion of McGladrey & Pullen, LLP and all audit adjustments recommended by McGladrey & Pullen, LLP and the cost of such audit shall have been recorded or accrued by DunC and reflected in the DunC Closing Capital calculation described in Section 2.7 above.

          (n)  Loan Loss Reserve.  The Bank's loan loss reserve, after all
               -----------------
adjustments and charges described herein are taken, shall be at least 1.55% of total loans, excluding mortgage loans held for sale and the matters described in
Section 7.2(l) above.

 7.3  Conditions to Obligation of DunC.  The obligation of DunC to effect the
      --------------------------------

transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing and as of the Effective Time of the following additional conditions precedent:

          (a)  Compliance with Agreement.  Blackhawk and Merger Corp. each shall
               -------------------------
have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date and as of the Effective Time.

          (b)  Proceedings and Instruments Satisfactory.  All proceedings,
               ----------------------------------------
corporate or other, to be taken by Blackhawk and Merger Corp. in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to DunC, and Blackhawk shall have made available to DunC for examination the originals or true and correct copies of all documents which DunC may reasonably request in connection with the transactions contemplated by this Agreement.

          (c)  Representations and Warranties of Blackhawk and Merger Corp.
               -----------------------------------------------------------
Each of the representations and warranties of Blackhawk and Merger Corp. contained in this Agreement shall be true and correct in all material respects when made and as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date).

          (d)  Deliveries at Closing.  Blackhawk shall have delivered to DunC
               ---------------------
the following documents, each properly executed and dated the Closing Date:
(i) the Blackhawk and Merger Corp. Closing Certificate; and (ii) the Blackhawk Counsel Opinion.

          (e)  Other Documents.  Blackhawk shall have delivered to DunC such
               ---------------
certificates and documents of officers of Blackhawk and of public officials as shall be reasonably requested by DunC to establish the existence of Blackhawk and Merger Corp. and the due authorization of this Agreement and the transactions contemplated by this Agreement by Blackhawk and Merger Corp.

                                  ARTICLE VIII
                           TERMINATION; MISCELLANEOUS

 8.1  Termination.  This Agreement may be terminated and the transactions
      -----------
contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after approval of this Agreement by the DunC Shareholders), as follows:

          (a)  by the written agreement of Blackhawk and DunC;

          (b) by Blackhawk if any of the conditions set forth in Sections 7.1 or 7.2 of this Agreement shall not have been fulfilled by the Closing;

          (c) by DunC if any of the conditions set forth in Sections 7.1 or 7.3 of this Agreement shall not have been fulfilled by the Closing; and

          (d) by either Blackhawk or DunC if the Closing has not occurred on or before 11:59 p.m. on November 1, 2003; provided, that, this Agreement may not be terminated for failure of the condition in Section 7.1(a) to be satisfied until:
(i) there is a final judgment prohibiting the consummation of the Merger and no right of appeal exists or (ii) the parties mutually agree to terminate this Agreement.

 8.2  Rights on Termination; Waiver.  The representations, warranties,
      -----------------------------
covenants, agreements and other obligations of the parties set forth in this Agreement shall terminate upon the termination of this Agreement pursuant to
Section 8.1 hereof, except that the agreements set forth in Section 3.12, and
Article VIII of this Agreement shall survive any such termination indefinitely, and each party to this Agreement shall retain any and all remedies which it may have for breach of contract provided by Law based on another party's willful failure to comply with the terms of this Agreement. If any of the conditions set forth in Sections 7.1 and 7.2 of this Agreement have not been satisfied, Blackhawk may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement and if any of the conditions set forth in Sections 7.1 and 7.3 of this Agreement have not been satisfied, DunC may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement. Any such election to proceed shall be evidenced by a certificate signed on behalf of the waiving party by an officer of that party.

 8.3  Survival of Representations, Warranties and Covenants.  The
      -----------------------------------------------------
representations, warranties, covenants, agreements and other obligations of the parties set forth in this Agreement shall terminate at the Effective Time, except the covenants, agreements, and other obligations of the parties which by their terms are contemplated to be performed after the Effective Time, including those set forth in Sections 2.10, 2.11, 2.12, 2.13, 3.5, 3.10, 3.11, 8.4, 8.6,
8.8, 8.9, 8.10, 8.11, 8.13 and 8.14 shall survive the Effective Time indefinitely.

 8.4  Entire Agreement; Amendment.  This Agreement and the other documents
      ---------------------------
referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the DunC Shareholders, except that after such approval no amendment shall be made without the further approval of the DunC Shareholders if such amendment: (a) reduces the Merger Total Consideration; or (b) otherwise materially adversely affects the rights of the DunC Shareholders. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

 8.5  Expenses.  All costs and expenses incurred in connection with this
      --------
Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. The DunC Disclosure Schedule includes an estimate by DunC of all costs and expenses incurred or to be incurred by DunC in connection with the transactions contemplated by this Agreement.
Notwithstanding the foregoing, in the event Blackhawk terminates this Agreement pursuant to Section 8.1(b) on account of DunC having failed to fulfill or comply with one or more of the conditions set forth in Section 7.2(a) or 7.2(c) of this Agreement, or if DunC terminates this Agreement pursuant to Section 8.1(c) hereof on account of Blackhawk having failed to fulfill or comply with one or more of the conditions set forth in Section 7.3(a) or 7.3(c) of this Agreement, then, in addition to any other rights or remedies such party (the "non-breaching party") shall have against the other party (the "breaching party") under this Agreement or at law or in equity, the non-breaching party shall have the right to recover from the breaching party all reasonable and necessary expenses incurred by the non-breaching party for the purpose of entering into this Agreement and consummating the transactions contemplated hereby.

 8.6  Governing Law.  This Agreement shall be construed and interpreted
      -------------
according to the Law of the State of Wisconsin without regard to its conflict of law rules.

 8.7  Assignment.  This Agreement shall not be assigned by operation of law or
      ----------
otherwise, except that Blackhawk may assign all or any of its rights hereunder and thereunder to any Affiliate provided that no such assignment shall relieve Blackhawk of its obligations hereunder.

 8.8  Notices.  All communications or notices required or permitted by this
      -------
Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party by personal delivery or telephonic facsimile transmission or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

IF TO BLACKHAWK OR MERGER CORP.:   Blackhawk Bancorp, Inc.
                                   Attn:  R. Richard Bastian III
                                   President and Chief Executive Officer
                                   400 Broad Street
                                   Beloit, WI  53512
                                   Fax No:  608-364-8946

                                   with a copy to:

                                   Quarles & Brady LLP
                                   Attention:  James D. Friedman
                                   411 East Wisconsin Avenue
                                   Milwaukee WI 53202
                                   Fax No:  414-271-3552

IF TO DUNC:                        DunC Corp.
                                   Attn:  Donald Pratt
                                   President and Chief Executive Officer
                                   2141 N. State Street
                                   Belvidere IL  61008
                                   Fax No:  (815) 544-0033

                                   with a copy to:

                                   Hinshaw & Culbertson
                                   Attn:  Charles F. Thomas
                                   Park Avenue
                                   P.O. Box 1389
                                   Rockford, IL  61105-1389
                                   Fax No.:  (815) 903-9989

 8.9  Counterparts; Headings.  This Agreement may be executed in several
      ----------------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

 8.10 Interpretation.  Unless the context requires otherwise, all words used
      --------------
in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

 8.11  Severability.  If any provision, clause, or part of this Agreement, or
       ------------
the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

 8.12 Specific Performance.  The parties agree that the assets and business of
      --------------------
DunC as a going concern constitute unique property. There is no adequate remedy at Law for the damage which any party might sustain for failure of the other parties to consummate the Merger and the transactions contemplated by this Agreement, and accordingly, each party shall be entitled, at its option, to the remedy of specific performance to enforce the Merger pursuant to this Agreement.

 8.13 No Reliance.  Except for the parties to this Agreement, any assignees
      -----------
permitted by Section 8.7 of this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

 8.14 Further Assurances.  If, at any time after the Effective Time, any
      ------------------
further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of either Merger Corp. or DunC, the officers of the Surviving Corporation are fully authorized to take any such action in the name of Merger Corp. or DunC.

 8.15 Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
      --------------------
CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                   BLACKHAWK BANCORP, INC.

                                   By:/s/R. Richard Bastian III
                                      -------------------------------------
                                      R. Richard Bastian III
                                      President and Chief Executive Officer

                                   Attest:

                                   /s/Todd James
                                   -----------------------------------------
                                   Todd James, Chief Financial Officer

                                   DunC MERGER CORPORATION

                                   By:/s/R. Richard Bastian III
                                      -------------------------------------
                                      R. Richard Bastian III
                                      President

                                   DunC Corp.

                                   By:/s/Raymond D. Aumann
                                      -------------------------------------
                                      Raymond D. Aumann
                                      President

                                   Attest:

                                   /s/Donald Pratt
                                   ----------------------------------------
                                   Donald Pratt, Director